Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Waddell & Reed Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 2, 2018

To the Stockholders of
Waddell & Reed Financial, Inc.:

        Waddell & Reed Financial, Inc.'s 2018 Annual Meeting of Stockholders will be held in the William T. Morgan Auditorium at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Thursday, April 26, 2018.

        At the annual meeting, we will ask you to (1) elect Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey, who have been nominated by the Board, as Class II directors, (2) conduct an advisory vote to approve named executive officer compensation, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year, and (4) transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The accompanying formal notice and Proxy Statement further discuss the matters that will be presented for a stockholder vote.

        We have also enclosed our 2017 Annual Report, which is not a part of the proxy soliciting materials. If you have any questions or comments about the matters discussed in the Proxy Statement or about our operations, we will be pleased to hear from you. It is important that your shares be voted at the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy card or voting instruction form and returning it in the accompanying envelope as promptly as possible.

        We hope that you will take this opportunity to meet with us to discuss our results and operations for the 2017 fiscal year.

Sincerely,

Henry J. Herrmann Chairman of the Board

WADDELL AND REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 26, 2018

To the Stockholders of
Waddell & Reed Financial, Inc.:

        I am pleased to give you notice that the 2018 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. (the "Company") will be held in the William T. Morgan Auditorium at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on Thursday, April 26, 2018, at 10:00 a.m., local time.

        At the annual meeting, you will be asked to:

1.
Elect Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey, who have been nominated by the Board, as Class II directors to hold office until the 2021 Annual Meeting of Stockholders.

2.
Conduct an advisory vote to approve named executive officer compensation.

3.
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year.

4.
Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        These matters are more fully discussed in the accompanying Proxy Statement.

        The Board of Directors has fixed Monday, February 26, 2018, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy before it is voted by timely submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving verbal notice of your intention to vote in person.

        The annual meeting for which this notice is given may be adjourned or postponed from time to time without further notice other than announcement at the annual meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Wendy J. Hills Executive Vice President, Chief Legal Officer, General Counsel & Secretary

        The accompanying Proxy Statement is dated March 2, 2018 and is first being mailed to stockholders on or about March 9, 2018.

WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by Waddell & Reed Financial, Inc. (the "Company"), on behalf of its Board of Directors (the "Board"), for the 2018 Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement is dated March 2, 2018 and, together with the related proxy card, is being mailed to stockholders on or about March 9, 2018.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

When and where is the Annual Meeting?

        The Annual Meeting will be held in the William T. Morgan Auditorium at the Company's principal executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Thursday, April 26, 2018.

What matters will be voted upon at the Annual Meeting?

        At the Annual Meeting you will be asked to:

  •
  Elect Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey, who have been nominated by the Board, as Class II directors to hold office until the 2021 Annual Meeting of Stockholders.

  •
  Conduct an advisory vote to approve named executive officer compensation.

  •
  Ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2018 fiscal year.

  •
  Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who is entitled to vote?

        Only stockholders of record of the Company's Class A common stock at the close of business on February 26, 2018, which is the "record date," are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record and (2) beneficially through a broker, bank or other nominee. Each share of our Class A common stock is entitled to one vote on each matter submitted for a vote at the Annual Meeting.

        As of the record date, there were approximately 83,142,129 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting. Any shares held in treasury on the record date are not considered outstanding and will not be voted.

What is the difference between holding shares as a "registered owner" and as a "beneficial owner"?

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially.

  •
  Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

  •
  Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are the "beneficial owner" of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

What stockholder approval is necessary for approval of the proposals?

  •
  Election of Directors

        The election of directors requires the affirmative vote of a plurality of the shares of our Class A common stock cast at the Annual Meeting. This means that the three Class II director nominees receiving the most votes will be elected. For purposes of this vote, neither withholding your vote (or a direction to a broker or nominee to do so) nor a broker non-vote (as described below) will be counted as votes cast, and therefore, will have no effect on the outcome of the election of directors.

        Under our Director Resignation Policy, any nominee for director in an uncontested election who receives a greater number of "withheld" votes than "for" votes is required to tender his or her resignation for consideration by the Board. For more detail on this policy, see "Corporate Governance – Director Resignation Policy" below.

  •
  Advisory Vote on Named Executive Officer Compensation

        The advisory vote to approve named executive officer compensation requires the affirmative vote of a majority of the shares of our Class A common stock cast at the Annual Meeting. For purposes of this vote, neither a vote to abstain (or a direction to a broker or other nominee to do so) nor a broker non-vote (as described below) will be counted as a vote cast, and therefore, will have no effect on this vote. Although this vote is advisory and non-binding on the Board, the Compensation Committee and the Company, we value the opinion of our stockholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

  •
  Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm

        The ratification of the Audit Committee's appointment of KPMG as the Company's independent registered public accounting firm for the 2018 fiscal year requires the affirmative vote of a majority of the shares of our Class A common stock cast at the Annual Meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) is not counted as a vote cast, and therefore, will have no effect on this vote. Stockholder ratification is not required for the appointment of KPMG because the Audit Committee has the responsibility of appointing the Company's independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

        As of the record date, directors and executive officers of the Company beneficially owned an aggregate of approximately 2,800,023 shares of Class A common stock representing approximately 3.4% of our Class A common stock issued and outstanding, and therefore, 3.4% of the voting power entitled to vote at the Annual Meeting. The Company believes that its directors and executive officers currently intend to vote their shares (1) FOR the election of Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey as Class II directors, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, and (3) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the 2018 fiscal year.

May I vote my shares in person at the Annual Meeting?

        If you are the registered owner of shares of our Class A common stock, you have the right to vote these shares in person at the Annual Meeting.

        If you are the beneficial owner of shares of our Class A common stock, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to the Company at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

        If you are the registered owner of shares of our Class A common stock, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and timely returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Time, on Wednesday, April 25, 2018 (the day before the Annual Meeting).

        If you are the beneficial owner of shares of our Class A common stock held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction form for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If my shares are held in "Street Name," will my broker, bank or other nominee vote my shares for me?

        Brokers, banks and other nominees who do not have instructions from their "street name" customers may not use their discretion in voting their customers' shares on "non-routine" matters. The proposal to elect Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey as Class II directors and the advisory vote to approve named executive officer compensation are non-routine matters and, therefore, shares of our Class A common stock held in "street name" will not be voted with respect to these proposals without voting instructions from the beneficial owners. However, the proposal to ratify the appointment of KPMG as the Company's independent registered public accounting firm for the 2018 fiscal year is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote shares of our Class A common stock with respect to this proposal. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What is a "broker non-vote"?

        Generally, a "broker non-vote" occurs when a broker, bank or other nominee that holds shares in "street name" for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange ("NYSE") rules, a nominee does not have discretionary voting power with respect to the approval of "non-routine" matters absent specific voting instructions from the beneficial owners of such shares.

        The proposal to elect Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey as Class II directors and the advisory vote to approve named executive officer compensation are "non-routine" matters. If you are the beneficial owner of shares of the Company's Class A common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide voting instructions, your nominee will not vote your shares on these proposals.

How will my proxy be voted?

        Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the Annual Meeting or any adjournments or postponements thereof in the manner directed on the proxy. Henry J. Herrmann and Alan W. Kosloff are named as proxy holders in the proxy form and have been designated by the Board to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey as Class II directors, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, (3) FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the 2018 fiscal year, and (4) in accordance with the proxy holders' best judgment as to any other business that properly comes before the Annual Meeting.

        This Proxy Statement is considered to be voting instructions for the trustee of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan (the "401(k) Plan") for our Class A common stock allocated to individual accounts under that plan. If account information is the same, participants in the plan who are also stockholders of record will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustee of the plan will vote the shares allocated to the participant's account in the same proportion as the total shares in the plan for which directions have been received.

May I revoke my proxy and change my vote?

        Yes. You may revoke your proxy and change your vote prior to the vote at the Annual Meeting.

        If you are the registered owner of shares of our Class A common stock, you may revoke your proxy and change your vote with respect to those shares by (1) timely submitting a later-dated proxy, a later-dated vote by telephone or later-dated vote via the Internet (which automatically revokes the earlier proxy), (2) giving timely notice of your changed vote to us in writing mailed to the attention of Wendy J. Hills, Secretary, at our principal executive offices, or (3) attending the Annual Meeting and giving verbal notice of your intention to vote in person.

        If you are the beneficial owner of shares of our Class A common stock held in street name, you may revoke your proxy and change your vote with respect to those shares (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the Annual Meeting, presenting the completed proxy to the Company and voting in person.

        You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Who will count the votes?

        Our transfer agent, Computershare, will tabulate and certify the votes. A representative of Computershare will serve as the inspector of election at the Annual Meeting.

Who will pay the costs of soliciting proxies?

        The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our Class A common stock.

        The Company has retained Georgeson Inc., an independent proxy solicitation firm ("Georgeson"), to assist in soliciting proxies from stockholders. Georgeson will receive a fee of approximately $10,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Georgeson against certain liabilities arising under the federal securities laws.

What other business will be presented at the Annual Meeting?

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Henry J. Herrmann and Alan W. Kosloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of the Class II director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What are the deadlines to nominate directors or to propose other business for consideration at the 2019 Annual Meeting of Stockholders?

  •
  Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

        In order for a stockholder proposal to be eligible to be included in the Company's proxy statement and proxy card for the 2019 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, on or before November 9, 2018, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  Director Nominations and Other Business to be Brought Before the 2019 Annual Meeting of Stockholders

        Notice of any director nomination or the proposal of other business that you intend to present at the 2019 Annual Meeting of Stockholders, but do not intend to have included in the Company's proxy statement and form of proxy relating to the 2019 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, not earlier than the close of business on December 27, 2018 and not later than the close of business on January 16, 2019 . In the event that the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2018 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the later of the 100th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company's Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2019 Annual Meeting of Stockholders.

Where can I find the voting results of the Annual Meeting?

        The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction forms. For example, if you hold your shares of our Class A common stock in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account. If you are a registered owner and your shares of our Class A common stock are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction form that you receive.

What is "householding"?

        In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, and you would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. The Company will promptly deliver a separate copy of this Proxy Statement and the Company's Annual Report on Form 10-K upon receipt of such request. Similarly, stockholders sharing an address that are receiving multiple copies of the Company's proxy materials may request that they receive a single copy of those materials in the future by contacting the Company at the address and phone number above.

What do I need to do now?

        First, read this Proxy Statement carefully. Then, if you are a registered owner of shares of our Class A common stock, you should, as soon as possible, submit your proxy by either executing and timely returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares of our Class A common stock held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted (1) FOR the approval of the director nominees, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and (3) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the 2018 fiscal year.

Who can help answer my questions?

        If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement or our 2017 Annual Report, or if you need special assistance at the Annual Meeting, please call our Investor Relations office toll free at (800) 532-2757. In addition, information regarding the Annual Meeting is available via the Internet at our website ir.waddell.com.

        YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY.    The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

        YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER OF SHARES OF OUR CLASS A COMMON STOCK, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND TIMELY RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER OF SHARES OF OUR CLASS A COMMON STOCK, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board nominates Thomas C. Godlasky, Dennis E. Logue and Michael F. Morrissey as Class II directors, to hold office for a term of three years, expiring at the close of the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The Nominating and Corporate Governance Committee (the "Corporate Governance Committee"), which is comprised of non-employee directors, recommended Messrs. Godlasky, Logue and Morrissey, as nominees for director. All of these nominees are current directors of the Company, and each nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and oversee the Company's operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is included below in "Directors and Executive Officers."

        If any director nominee becomes unavailable for election, which is not anticipated, the named proxy holders will vote for the election of such other person or persons as the Board may nominate, unless the Board resolves to reduce the number of Class II directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

        The Company's Bylaws provide that the number of directors will not be less than seven nor more than 15 with the exact number to be fixed by the Board. The Company's Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are nine directors with three directors in Class I, three directors in Class II and three directors in Class III. Upon Mr. Herrmann's retirement from the Board on the date of the Annual Meeting, the number of Class III directors will be reduced to two until the Board elects to fill the vacant position.

        The stockholders of the Company elect successors for directors whose terms have expired at the Company's annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. Pursuant to the Company's Bylaws, non-employee directors must retire from the Board at the close of the annual meeting of Stockholders following their 79th birthday. Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

        The names of each of the Company's directors and executive officers and their respective age on the date of the Annual Meeting and current position are as follows:

Name	Age	Position
Brent K. Bloss	49	Executive Vice President and Chief Operating Officer
Benjamin R. Clouse	44	Senior Vice President and Chief Financial Officer
Sharilyn S. Gasaway	49	Class I Director
Thomas C. Godlasky	62	Class II Director
Henry J. Herrmann	75	Chairman of the Board and Class III Director
Wendy J. Hills	48	Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Alan W. Kosloff	77	Lead Independent Director and Class I Director
Dennis E. Logue	73	Class II Director
Michael F. Morrissey	75	Class II Director
James M. Raines	78	Class III Director
Philip J. Sanders	58	Chief Executive Officer, Chief Investment Officer and Class III Director
John E. Sundeen, Jr.	57	Senior Vice President and Chief Administrative Officer – Investments
Jerry W. Walton	71	Class I Director

        Below is a description of the backgrounds of the executive officers, directors and nominees for director, including their principal occupation and membership on public or registered investment company boards for the past five years. We have also provided information concerning the particular experience, qualification, attributes and skills that the Corporate Governance Committee and the Board considered relevant to each director and nominee for director that led to the conclusion that he or she should serve as a director.

        Brent K. Bloss has been Executive Vice President of the Company since February 2018 and Chief Operating Officer of the Company since November 2017. Mr. Bloss served as Senior Vice President, Chief Financial Officer and Treasurer of the Company from March 2014 to February 2018. Prior thereto, Mr. Bloss was Senior Vice President – Finance and Principal Accounting Officer of the Company since July 2007 and Treasurer of the Company since January 2006. Previously, he served as Vice President of the Company from April 2004 to July 2007, as Assistant Treasurer of the Company from January 2002 to January 2006, and as Assistant Vice President from January 2002 to April 2004. From September 1995 to December 2001, he served in various roles in the audit practice of KPMG. Mr. Bloss joined the Company in January 2002.

        Benjamin R. Clouse has been Senior Vice President and Chief Financial Officer of the Company since February 2018. Mr. Clouse served as Vice President and Chief Accounting Officer of the Company from February 2017 to February 2018 and Vice President and Principal Accounting Officer from March 2016 to February 2017. Prior thereto, Mr. Clouse was Vice President of the Company since October 2015. Prior to joining the Company, Mr. Clouse served as Chief Financial Officer of Executive AirShare Corporation from September 2012 to October 2015. From 2006 to 2012 and from 2002 to 2005, he served in various roles with H&R Block, Inc., including Assistant Vice President – Audit Services and Assistant Vice President and Controller – Tax Services. From 2005 to 2006, Mr. Clouse served as Vice President – Finance and Corporate Controller of Gold Bank Corporation, Inc. From September 1996 to January 2002, he served in various roles in the audit practice of Deloitte & Touche, LLP. Mr. Clouse joined the Company in October 2015.

        Sharilyn S. Gasaway.    Ms. Gasaway has been a director of the Company since July 2010. She has served as a director of Genesis Energy, L.P., a Houston, Texas diversified midstream energy master limited partnership, since March 2010 and of J.B. Hunt Transport Services, Inc., a transportation logistics company in Lowell, Arkansas, since February 2009. From February 2006 to January 2009, she served as Executive Vice President and Chief Financial Officer of Alltel Corporation ("Alltel"), a U.S. wireless telecommunications network operator, acquired by Verizon Wireless in 2009. She served as Corporate Controller of Alltel from May 2002 to February 2006 and as Controller of Alltel Communications, Inc., a subsidiary of Alltel, from April 1999 to May 2002. Prior thereto, she served as Audit Manager of the former independent registered public accounting firm Arthur Andersen LLP from 1992 to April 1999. Ms. Gasaway's term on the Board expires in 2020.

        As the former Executive Vice President and Chief Financial Officer of a Fortune 500 company, Ms. Gasaway has extensive experience in the areas of capital markets, budgeting and forecasting, strategic planning, internal audit, tax and auditing with respect to complex business operations and transactions. As a result, she brings to the Board a breadth of knowledge regarding the financial and accounting functions of the Company's operations, as well as with respect to the Company's financial controls, financial reporting and disclosure, balance sheet management, integration of acquisitions, and accounting. Ms. Gasaway's experience serving as a director for companies within the oil and gas and transportation industries provides her with a diverse perspective on Board-related matters. She has been a Certified Public Accountant since 1993.

        Thomas C. Godlasky.    Mr. Godlasky has been a director of the Company since July 2010 and will succeed Mr. Herrmann as Chairman of the Board on the date of the Annual Meeting. Mr. Godlasky served as Chief Executive Officer of Aviva North America, Aviva plc's life insurance and annuity business in the U.S. and its property and casualty business in Canada, from July 2007 to March 2010. Mr. Godlasky also served in the dual position as Chief Executive Officer and President of Aviva USA from November 2006 to November 2009. Prior thereto, Mr. Godlasky served as Chairman of the Board, Chief Executive Officer and President of AmerUs Group, Des Moines, Iowa, a life insurance and annuity business, which was acquired by Aviva plc in 2006, from November 2005 to November 2006 and as President and Chief Operating Officer from November 2003 to November 2006. He also served as a director of AmerUs Group from November 2003 until November 2006, whereupon he joined the Aviva USA Board of Directors until

March 2010. Mr. Godlasky earned the Chartered Financial Analyst designation in 1992. Mr. Godlasky is a nominee for director.

        Mr. Godlasky's service as the Chairman and Chief Executive Officer of AmerUs Group, a leading U.S. producer of annuity and life insurance products, provides him with valuable insights on running a complex financial services company with diverse operations and products. He has experience in a number of areas that are critical to the Company, including mergers and acquisitions, information and technology, risk management, long-range strategic planning, expertise in the types of products we offer to our clients and the importance of close cooperation with our regulators. Mr. Godlasky brings strong leadership skills and a valuable perspective on global financial, operational and strategic matters to the Board, as well as maintains a deep understanding of the challenges of operating in a highly regulated industry such as ours.

        Henry J. Herrmann has been Chairman of the Board since January 2010 and a Director since March 1998. Mr. Herrmann served as Chief Executive Officer of the Company from May 2005 to August 2016. Prior thereto, he served as President of the Company from March 1998 to May 2005 and as Chief Investment Officer from March 1987 to June 2005. He is also a trustee of the InvestEd Portfolios, Ivy Funds, Ivy High Income Opportunities Fund, Ivy NextShares and Ivy Variable Insurance Portfolios, all of which are mutual funds managed by the Company. Mr. Herrmann served as a director of Blue Cross Blue Shield of Kansas City, a Kansas City, Missouri health insurance company, from 2007 to May 2017 and of the United Way of Greater Kansas City, the local Kansas City, Missouri office of United Way, a global leadership and support organization for community-based non-profit organizations, from June 2007 to 2012. He joined the Company in March 1971 and earned the Chartered Financial Analyst designation in 1977. Mr. Herrmann will retire from the Board on the date of the Annual Meeting.

        Mr. Herrmann has over 52 years of experience in the financial services industry and is widely regarded as a distinguished leader in the asset management industry. Mr. Herrmann celebrated his 46th anniversary with the Company in 2017. As Chairman of the Board and trustee of the Company's affiliated mutual fund boards, he has provided the Board with in-depth knowledge of, and experience with, the Company and its business, as well as valuable leadership and management experience. Mr. Herrmann's prior oversight of all Company operations and his experience in investment management, annual and long-term business planning, the negotiation and integration of acquisitions, and risk management has been an indispensable contribution to the Board.

        Wendy J. Hills has been Executive Vice President of the Company since February 2018, Chief Legal Officer and General Counsel of the Company since February 2014 and Secretary of the Company since April 2005. Prior thereto, she served as Vice President and Associate General Counsel of the Company from April 2005 to February 2014, as Assistant General Counsel from April 2002 to April 2005, and as Assistant Secretary from April 2000 to April 2005. From June 1998 to April 2000, she served as the Compliance Officer of Waddell & Reed Investment Management Company ("WRIMCO"). Ms. Hills is also Vice President, General Counsel and Assistant Secretary of the InvestEd Portfolios, Ivy Funds, Ivy High Income Opportunities Fund, Ivy NextShares and Ivy Variable Insurance Portfolios, all of which are mutual funds managed by the Company. Prior to joining the Company in June 1998, Ms. Hills was associated with the law firm of Klenda, Mitchell, Austerman and Zuercher LLC, in Wichita, Kansas.

        Alan W. Kosloff has been a Director of the Company since January 2003 and Lead Independent Director since January 2010. Prior thereto, he served as Chairman of the Board from May 2005 through December 2009. He has served as Chairman of Kosloff & Partners, LLC, Edwards, Colorado, a consulting and investment firm since April 1996. Previously, he served as Chairman of Jones & Mitchell, Olathe, Kansas, an imprinted and licensed sportswear company from October 1997 to March 2005 and as Chairman, Chief Executive Officer and President of American Marketing Industries, Inc., Kansas City, Missouri, an apparel manufacturing, distribution and marketing firm from 1976 to 1995. Mr. Kosloff's term on the Board expires in 2020. He will step down as Lead Independent Director on the date of the Annual Meeting in connection with Mr. Godlasky's appointment as Chairman of the Board.

        Mr. Kosloff has over 42 years of experience in executive management, investment, sales and marketing roles, including as President and Chief Executive Officer of American Marketing Industries, Inc. and founder of Kosloff & Partners, LLC. Mr. Kosloff provides the Board the benefit of his substantial financial, management and operational expertise, including with respect to marketing and distribution efforts, corporate governance, strategic planning and corporate strategy. As Lead Independent Director, Mr. Kosloff has offered valuable insights with respect to strategic planning, executive succession planning and executive development, corporate governance and stockholder communications.

        Dennis E. Logue has been a Director of the Company since January 2002. He has served as Chairman of the Board of Ledyard Financial Group, Inc., a bank holding company located in Hanover, New Hampshire, since August 2005. Additionally, Mr. Logue has served as an Emeritus Professor of Management at the Amos Tuck School, Dartmouth College since August 2005. He served as Dean of the Michael F. Price College of Business at the University of Oklahoma from July 2001 to September 2005. Prior thereto, Mr. Logue held numerous business-oriented professorships, including at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. He has also worked as a consultant and expert witness on various financial matters since 1974. Mr. Logue has served as a director of Abraxas Petroleum Corporation, San Antonio, Texas, a natural gas and crude oil exploration, development and production company since April 2003 and of ALCO Stores, Inc., Dallas, Texas, a general merchandise retailer from May 2005 through September 2014. Mr. Logue is a nominee for director.

        Mr. Logue is highly accomplished in the field of business management and financial academia, having taught in the areas of managerial economics and finance, corporate governance, financial markets and international finance for 45 years and published over 90 books and articles in the areas of economics, pension plans, corporate and international finance and capital markets. His past leadership roles in the academic world allow him to bring a wide range of experience and new insights to his service on the Board. As a founding director of Ledyard National Bank, Mr. Logue also has substantial expertise in the areas of the financial services industry, executive management and operations.

        Michael F. Morrissey.    Mr. Morrissey has been a director of the Company since July 2010. He has been a director of Ferrellgas Partners, L.P., a propane gas marketing and distribution company in Liberty, Missouri since 1999. He was a director of Westar Energy, Inc., an electric service company based in Topeka, Kansas from 2003 through May 2015. Mr. Morrissey retired in September 1999 after serving 24 years, including 17 years as a partner, with Ernst & Young LLP, an auditing and financial services firm. Prior thereto, Mr. Morrissey worked for five years for another major accounting firm and six years for a motor truck manufacturer. Mr. Morrissey has been a Certified Public Accountant since 1972. Mr. Morrissey also served as a director of Blue Cross Blue Shield of Kansas City, a Kansas City, Missouri health insurance company, from 2006 through April 2017; of J.E. Dunn Construction Group, Inc., a private construction business located in Kansas City, Missouri, from 2000 through January 2017; of Balance Innovations, Inc., an office management technology company located in Lenexa, Kansas, since 2008; and a special advisor to the audit committee of the Dairy Farmers of America, a farmer-owned milk marketing cooperative located in Kansas City, Missouri from 2000 through August 2014. Mr. Morrissey also serves as a director or trustee for numerous non-profit, civic, and charitable organizations. Mr. Morrissey is a nominee for director.

        Mr. Morrissey's qualifications to serve as a director include his substantial experience as the Chairman or member of the audit committee of other public companies, his many years of experience as an audit partner of a major accounting firm, and his extensive experience as a director of other large companies, both public and private. Mr. Morrissey brings to the Board significant audit and accounting expertise and a deep understanding of financial statements, corporate finance, risk management and internal audit functions. Mr. Morrissey's knowledge and experience gained as a board member of various public and private companies, as well as not-for profit, civic and charitable organizations provide the Board with a wide range of experience and insights regarding Board actions. Mr. Morrissey is also a Certified Public Accountant (retired).

        James M. Raines has been a Director of the Company since July 1998. He has served as President of James M. Raines and Company, San Antonio, Texas, an investment banking firm since September 1988 and served as a director of Clear Channel Outdoor Holdings, Inc., a San Antonio, Texas outdoor advertising company from November 2005 to May 2010. Mr. Raines' term on the Board expires in 2019.

        Mr. Raines' 30 years of experience in the investment banking business gives him valuable perspectives on financial and strategic matters, as well as expertise in capital markets and securities distribution. He has provided investment banking and financial advisory services, including with respect to merger and acquisition and capital raising functions, for numerous public and private companies covering a diverse range of businesses, which provides him with a broad perspective that is an asset to the Board. Additionally, Mr. Raines' tenure on the Board provides him with an important depth of knowledge regarding the Company's business, strategy and culture. His experience in investment banking has been particularly useful when the Board considers its capital and liquidity needs and potential acquisitions.

        Philip J. Sanders has been Chief Executive Officer and a Director of the Company since August 2016 and Chief Investment Officer of the Company since February 2011. He has served as President of WRIMCO and Ivy Investment Management Company ("IICO") since August 2016 and as Chief Investment Officer of WRIMCO and IICO since August 2010. Prior thereto, he served as Senior Vice President of WRIMCO from July 2000 to August 2016, Senior Vice President of IICO from April 2003 to August 2016 and Vice President of WRIMCO from January 1999 to July 2000. He is also President of the InvestEd Portfolios, Ivy Funds, Ivy High Income Opportunities Fund, Ivy NextShares and Ivy Variable Insurance Portfolios, all of which are mutual funds managed by the Company. Mr. Sanders joined the Company as a mutual fund portfolio manager in August 1998.

        Mr. Sanders has over 29 years of experience in the financial services industry, including 19 years with the Company. Mr. Sanders' oversight of all Company operations and his experience in investment management is an indispensable contribution to the Board and provides a critical link between management and the Board.

        John E. Sundeen, Jr. has been Senior Vice President of the Company since July 1999 and Chief Administrative Officer – Investments since January 2006 He has also been Executive Vice President and Chief Administrative Officer of WRIMCO and of IICO since June 2004. He was appointed Executive Vice President of Waddell & Reed Services Company in August 2016. Mr. Sundeen was Chief Financial Officer from July 1999 to June 2004 and Treasurer of the Company from July 1999 to January 2006. Previously, he served as Senior Vice President of WRIMCO from January 1996 to June 2004 and as Head of Fixed Income within the Investment Management Division thereof from January 1994 to June 1999. Mr. Sundeen joined the Company in June 1983.

        Jerry W. Walton has been a Director of the Company since April 2000. Mr. Walton served as a business consultant to Hunt Ventures, a group of private companies located in Rogers, Arkansas, from April 2010 to February 2016. He served as Executive Vice President of Finance and Administration and Chief Financial Officer of J.B. Hunt Transport Services, Inc., a transportation provider in Lowell, Arkansas, from October 1991 until September 2009. Prior thereto, Mr. Walton served as a managing partner and a tax partner with KPMG, with whom he had been employed since 1968. Mr. Walton's term on the Board expires in 2020.

        Mr. Walton brings extensive financial, operational and executive management expertise to the Board having served as the Executive Vice President and Chief Financial Officer of J.B. Hunt Transport Services, Inc., one of the largest transportation logistics companies in North America. Mr. Walton also has significant public accounting experience, including in the areas of accounting, finance and tax, and direct experience in the areas of information and technology services, treasury functions, real estate, human resources and risk management. As a long-time director, Mr. Walton offers a breadth of knowledge about issues affecting the Company and its industry, as well as with respect to its financial statements, balance sheet management, budgeting process and executive compensation. Mr. Walton is also a Certified Public Accountant (retired).

        There are no family relationships among any of the Company's executive officers, directors or nominees for director.

Security Ownership of Management

        The following table reflects information regarding beneficial ownership of the Company's Class A common stock by each of its current directors (including all nominees for director), the current named executive officers set forth in the Summary Compensation Table and by all directors and executive officers as a group, as of February 26, 2018. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly (1)	Number of Shares Beneficially Owned Indirectly (2)	Percent of Class
Brent K. Bloss	256,815	0	*
Sharilyn S. Gasaway	37,761	0	*
Thomas C. Godlasky	38,985	0	*
Henry J. Herrmann	0	1,128,841	1.4%
Wendy J. Hills	173,487	0	*
Alan W. Kosloff	59,691	0	*
Dennis E. Logue	67,530	0	*
Michael F. Morrissey	0	37,761	*
James M. Raines	28,430	0	*
Philip J. Sanders	531,182	0	*
John E. Sundeen, Jr.	304,672	0	*
Jerry W. Walton	81,332	0	*
All Directors, Nominees and Executive Officers as a group (13 persons)	1,625,740	1,174,283	3.4%

*
Denotes less than 1%.

(1)
Includes unvested shares of restricted Class A common stock granted under the Company's 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan"), for Ms. Gasaway, Ms. Hills and Messrs. Bloss, Godlasky, Kosloff, Logue, Raines, Sanders, Sundeen and Walton of 14,214, 150,789, 171,559, 15,438, 21,072, 14,214, 14,214, 295,842, 120,342 and 14,214 shares, respectively.

(2)
For Messrs. Herrmann and Morrissey, indirect beneficial ownership includes 88,332 and 14,214 shares, respectively, of unvested restricted stock, all of which are owned by their personal trusts.

CORPORATE GOVERNANCE

        We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC's corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

        You can access and print the charters of our Audit Committee, Compensation Committee and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Whistleblower Policy and other Company policies and procedures required by applicable law, regulation or NYSE corporate governance listing standards on the "Governance Documents" link in the dropdown menu on the "Corporate Governance" tab of the "Investor Relations" section of our website at ir.waddell.com.

Director Independence

        The Board is composed of a majority of directors who satisfy the criteria for independence under the NYSE corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have any direct or indirect material relationship with the Company or any of its subsidiaries pursuant to the NYSE corporate governance listing standards. When assessing the "materiality" of a director's relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

        Applying these independence standards, the Board determined that Sharilyn S. Gasaway, Thomas C. Godlasky, Alan W. Kosloff, Dennis E. Logue, Michael F. Morrissey, James M. Raines and Jerry W. Walton are all independent directors.

        After due consideration, the Board has determined that none of these non-employee directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance listing standards.

        Pursuant to the independence criteria of the NYSE corporate governance listing standards, the Board has determined that Henry J. Herrmann, who retired as Chief Executive Officer on August 1, 2016, is not an independent director due to his service as an employee of the Company within the last three years.

Board Composition and Director Qualifications

        The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

  •
  Possess relevant business and financial expertise and experience, including an understanding of financial statements;

  •
  Have the highest character and integrity and a reputation for working constructively with others;

  •
  Have sufficient time to devote to Board meetings and consultation on Board matters; and

  •
  Be free of conflicts of interest that violate applicable law or interfere with director performance.

        In addition, the Corporate Governance Committee will consider for recommendation director candidates who possess the following qualities and skills, among others:

  •
  The capacity and desire to represent the interests of the Company's stockholders as a whole and not primarily a special interest group or constituency;

  •
  Diverse backgrounds with respect to business experience, professional expertise, individual perspectives, gender and ethnicity that support Board dynamics and effectiveness;

  •
  High level of leadership experience and sound business judgment;

  •
  Highly accomplished in their respective field, with superior credentials and recognition;

  •
  The ability to contribute to the mix of skills, core competencies, diversity and qualifications of the Board through notable or significant achievements or expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, investment management, law, financial academia, strategic planning and executive leadership development;

  •
  Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company; and

  •
  Knowledge of the critical aspects of the Company's business and operations.

        The director qualifications above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

        In considering candidates for director nominee, the Corporate Governance Committee generally assembles all information regarding a candidate's background and qualifications, evaluates a candidate's mix of skills and qualifications, and determines the contribution the candidate could be expected to make to the overall functioning of the Board. The Board seeks independent directors who represent a diverse mix of perspectives, backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Corporate Governance Committee does not have a separate policy regarding gender, ethnicity or other similar diversity criteria in identifying candidates for director nominee, but rather evaluates diversity in a broad sense, recognizing the benefits of gender and ethnic diversity, while also considering the breadth of perspectives, backgrounds and experiences that directors and candidates for director nominee may bring to the Board. In its assessment of the Board's composition as a whole, the Corporate Governance Committee considers whether the Board reflects the appropriate overall balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

Director Resignation Policy

        Our Corporate Governance Guidelines include a Director Resignation Policy pursuant to which any director nominee in an uncontested election who receives a greater number of "withheld" votes than "for" votes will, within five business days following the certification of the stockholder vote, tender his or her resignation to the Chairman of the Board for consideration by the Board. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation.

        The Board will promptly make a determination whether to accept, reject or otherwise act with respect to the tendered resignation. In making this determination, the Board may consider all factors that it deems relevant, including the underlying reasons why stockholders "withheld" votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board may also consider a range of possible alternatives concerning the director's tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Board to have substantially resulted in the "withheld" votes.

        The Board shall act on the tendered resignation and shall publicly disclose its decision regarding the resignation within 120 days after the results of the election are certified. If the Board does not accept the resignation, the director shall continue to serve until the end of his or her term and until the director's successor is elected and qualified, or until his or her earlier resignation or removal.

Director Recommendations by Stockholders

        In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company's Class A common stock for at least one year prior to the date the recommendation is submitted. The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate, although the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine whether the candidate will represent the interests of all stockholders.

        Stockholders must submit director candidate recommendations in writing by certified mail to the Company's Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting. Accordingly, for the 2019 Annual Meeting of Stockholders, director candidates must be submitted to the Company's Secretary by November 2, 2018. Director candidates submitted by stockholders must contain at least the following information:

  •
  The name and address of the recommending stockholder;

  •
  The number of shares of the Company's Class A common stock beneficially owned by the recommending stockholder and the dates such shares were acquired;

  •
  The name, age, business address and residence of the candidate;

  •
  The principal occupation or employment of the candidate for the past five years;

  •
  A description of the candidate's qualifications to serve as a director, including financial expertise, and why the candidate does or does not qualify as "independent" under the NYSE corporate governance listing standards;

  •
  The number of shares of the Company's Class A common stock beneficially owned by the candidate, if any; and

  •
  A description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

        In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

  •
  The candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company's stockholders in accordance with applicable laws and the Company's Certificate of Incorporation and Bylaws;

  •
  The candidate, if elected, will comply with the Company's Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members;

  •
  The recommending stockholder will maintain beneficial ownership of at least two percent of the Company's issued and outstanding Class A common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon such candidate's nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate's term as director; and

  •
  The recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company's standard form and an interview with the Corporate Governance Committee or its representative.

        For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the "Policy Regarding Director Recommendations By Stockholders" by clicking on the "Governance Documents" link in the dropdown menu on the "Corporate Governance" tab of the "Investor Relations" section of our website at ir.waddell.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes, and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company's business and operations.

        The policies and procedures above are intended to provide flexible guidelines for the effective functioning of the Company's director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances change.

Communications with the Board

        Stockholders and all other interested parties may communicate with the Board, Board committees, the independent or non-employee directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company's Secretary. All communications must identify the recipient, the author, state whether the author is a stockholder of the Company, and be forwarded to the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Secretary

        The directors of the Company, including the non-employee directors, have directed the Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

        The Board held 11 meetings during the 2017 fiscal year, including one meeting of the non-employee/independent directors. Each director attended at least 75% of the aggregate of the meetings of the Board and committees of the Board on which the director served. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board, Board committee and stockholder meetings. All of the directors attended the 2017 Annual Meeting of Stockholders.

        Additionally, the non-employee/independent directors held four executive sessions with Mr. Alan W. Kosloff serving as chairman of each of these executive sessions.

Board Leadership Structure and Role in Risk Oversight

        The Board believes that it should have the flexibility to make determinations as to whether the same individual should serve as both the Chief Executive Officer and the Chairman of the Board, taking into account changing needs and circumstances of both the Company and the Board over time. In determining the appropriate leadership structure, the Board considers, among other things, the current composition of the Board and challenges and opportunities specific to the Company. In prior years, the Company has had the same and different individuals serving as its Chief Executive Officer and Chairman of the Board at different points in time.

        Currently, Mr. Sanders serves as Chief Executive Officer of the Company and Mr. Herrmann serves as non-executive Chairman of the Board, while Mr. Kosloff, an independent director, serves as our Lead Independent Director. The Company announced that Mr. Herrmann will retire from the Board on the date of the Annual Meeting and Mr. Godlasky will assume the duties of non-executive Chairman of the Board. Since Mr. Godlasky is an independent director, Mr. Kosloff will step down as Lead Independent Director on the date of the Annual Meeting.

        The Board believes that its current leadership structure is appropriate and allows Mr. Sanders to focus on the operations of the Company and consult with the Chairman on Board matters and issues facing the Company. While Chairman, Mr. Herrmann, in turn, consults with Mr. Kosloff, as Lead Independent Director. Mr. Kosloff has served as the principal liaison between the non-executive Chairman of the Board and the independent directors, advised the Chairman of the Board with respect to agenda items, and presided over executive sessions of the non-employee/independent directors at regularly scheduled Board meetings, as well as presided over Board meetings in the event the Chairman of the Board is unable to attend. Upon his appointment, Mr. Godlasky will serve has the principal liaison between management and the independent directors, advise management with respect to agenda items and preside over executive sessions of the independent directors.

        The Board's oversight responsibility with respect to risk management is primarily discharged through the Audit Committee. Pursuant to applicable NYSE rules, the Audit Committee's charter addresses the duties and responsibilities of the Audit Committee to review with management the Company's risk assessment and risk management policies, including steps taken to mitigate such risks. The Audit Committee's risk oversight responsibilities are principally addressed through a comprehensive enterprise risk assessment conducted and prepared by the head of our Internal Audit Department, who, along with senior management, is responsible for the identification and assessment of internal and external risks that could materially impact the Company's operations, monitoring identified risks and taking appropriate steps to mitigate such risks. Specifically, the head of our Internal Audit Department leads an annual comprehensive enterprise risk assessment, which is based on input from the Company's Risk Assessment Committee, comprised of division heads and members of senior management, and uses an established risk management framework to identify and characterize various risks based on the significance of their potential impact on the Company's operations and reputation and the likelihood of occurrence. Such risks include internal and external financial, operational, strategic, technological, market, legal and regulatory risks. The Audit Committee reviews and discusses the Company's risk assessment and risk management policies annually. The head of Internal Audit and the Company's independent registered public accounting firm provide regular reports to the Audit Committee regarding the internal and external audit plans and the results of on-going audits, as well as a report on Sarbanes-Oxley compliance. To ensure candid and complete reporting, the Audit Committee meets in separate executive sessions with management, the head of our Internal Audit Department and the Company's independent registered public accounting firm at least twice annually.

        Each standing committee, including the Audit Committee, regularly reports its actions to the full Board and the Board receives financial and operational reports from senior management, including updates regarding legal, regulatory and compliance matters from the General Counsel, at each meeting, which enables coordination of the risk oversight function. Collectively, these processes are intended to provide the Board as a whole with an in-depth understanding of risks faced by the Company and enables the Board to provide direction to the Audit Committee and senior management with respect to its approach to identifying, assessing, monitoring and mitigating material risks. The Board believes that the combination of a non-executive Chairman of the Board, the Audit Committee, and an experienced senior management team provide the appropriate leadership to assist in effective risk oversight by the Board.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee assessed, with the assistance of management, the Company's compensation policies and practices to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

        This assessment included a review of the Company's executive and broad-based employee compensation programs, the identification of potential risks that could result from such policies and practices, the identification of factors and controls that mitigate those risks, and an analysis of the potential risks against mitigating factors and controls and the Company's business strategies and objectives. Based on this assessment, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In its assessment and conclusion, the Compensation Committee considered the following design features, among others:

  •
  Overall compensation levels are competitive with the market.

  •
  The use of financial performance measures that are quantifiable and measurable.

  •
  The use of performance goals that are reasonable in light of past performance and market conditions.

  •
  Oversight by a Compensation Committee comprised of independent, non-employee directors with the ability to use negative discretion in determining compensation levels.

  •
  The use of long-term equity incentive awards, which comprise a significant portion of total annual incentive compensation and are paid in the form of restricted stock that typically vests over a three to four-year period, and our stock ownership requirements align the long-term interests of our executive officers with those of our stockholders.

  •
  The ability of management to exercise discretion to reduce payouts, including in connection with extraordinary or unanticipated events.

  •
  Multiple internal controls and approval processes intended to prevent manipulation of performance.

Audit, Compensation and Corporate Governance Committees

        The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal. The functions of each committee are described in detail in its respective charter, which is available on the "Governance Documents" link in the dropdown menu of the "Corporate Governance" tab on the "Investor Relations" section of the Company's website at ir.waddell.com.

        For 2017, upon the recommendation of the Corporate Governance Committee, the Board appointed the following members to serve on these committees:

  •
  Audit Committee, comprised of Sharilyn S. Gasaway, Dennis E. Logue, Michael F. Morrissey and Jerry W. Walton. Mr. Morrissey served as Chairman of the Audit Committee in 2017.

  •
  Compensation Committee, comprised of Alan W. Kosloff, Michael F. Morrissey, James M. Raines and Jerry W. Walton. Mr. Walton served as Chairman of the Compensation Committee in 2017.

  •
  Corporate Governance Committee, comprised of Sharilyn S. Gasaway, Thomas C. Godlasky, Alan W. Kosloff, Dennis E. Logue, Michael F. Morrissey, James M. Raines and Jerry W. Walton. Mr. Kosloff served as Chairman of the Corporate Governance Committee in 2017.

        Audit Committee.    The Audit Committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company's internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management's responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company's compliance with legal and regulatory requirements, (8) reviews the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent registered public accounting firm and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company's Whistleblower Policy, (13) produces a report for inclusion in the Company's proxy statement, and (14) otherwise complies with its responsibilities and duties as stated in the Company's Audit Committee Charter.

        The Board has determined that all four members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NYSE corporate governance listing standards and SEC requirements. The Board has also determined that Ms. Gasaway and Messrs. Logue, Morrissey and Walton are audit committee financial experts as defined by the SEC. The Board determined that these members acquired the attributes of an audit committee financial expert through their experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Company's financial statements; actively supervising one or more persons engaged in such activities; and their experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements. In 2017, the Audit Committee met seven times. For additional information concerning the Audit Committee, see "Audit Committee Report" below.

        Compensation Committee.    The Compensation Committee (1) determines and approves the compensation of the Company's executive officers, including the Chief Executive Officer, (2) reviews and approves the annual performance goals and objectives and rewards outstanding performance of the Company's executive officers, including the Chief Executive Officer, (3) establishes and certifies the achievement of performance goals, (4) oversees the Company's incentive compensation and other equity-based compensation plans, (5) reviews and approves compensation recommendations for the Company's non-employee directors, (6) assesses the adequacy and competitiveness of the Company's executive and director compensation programs, (7) reviews and discusses with management the "Compensation Discussion & Analysis" and recommends whether such analysis should be included in the Company's proxy statement filed with the SEC, (8) produces a report on executive compensation for inclusion in the Company's proxy statement, and (9) otherwise complies with its responsibilities and duties as stated in the Company's Compensation Committee Charter.

        Compensation Committee meetings are regularly attended by several of the Company's officers, including the Chief Executive Officer. Independent advisors and the Company's legal, accounting and human resources departments support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has sole authority under its charter to retain, compensate and terminate independent advisors as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee met five times in 2017. For more detail on the Compensation Committee, including its role, see "Compensation Discussion & Analysis" and "Compensation Committee Report" below.

        None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE corporate governance listing standards and SEC requirements. Additionally, all of the members of the Compensation Committee qualify as "non-employee directors" for purposes of SEC requirements, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code ("IRC Section 162(m)").

        Corporate Governance Committee.    The Corporate Governance Committee (1) annually reviews the Company's Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as stated in the Company's Corporate Governance Committee Charter.

        The Board has determined that all of the members of the Corporate Governance Committee satisfy the independence requirements of the NYSE corporate governance listing standards. The Corporate Governance Committee met two times in 2017.

        The agenda for meetings of each committee is determined by its Chairman with the assistance of the Chairman of the Board and the Company's Secretary. Pursuant to its respective charter, each committee may appoint subcommittees for any purpose that the committee deems appropriate and delegate to such subcommittees such power and authority as the committee deems appropriate; however, (1) no subcommittee shall consist of fewer than two members, and (2) the committee may not delegate to a subcommittee any power or authority required by any law, regulation or corporate governance listing standard to be exercised by the committee as a whole.

Compensation of Directors

        The Compensation Committee reviews annual compensation for directors who are not officers or employees of the Company or its subsidiaries (the "Outside Directors"). The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board. All amounts are pro-rated if a director joins the Board after the commencement of the Company's fiscal year. Outside Directors are not compensated for the execution of written consents in lieu of Board and committee meetings.

        In setting Outside Director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Compensation Committee also reviews competitive compensation data and analysis provided by Frederic W. Cook and Co., Inc. ("FWC"), the Compensation Committee's independent compensation consultant. In determining Outside Director compensation for 2017, the Compensation Committee retained FWC to provide competitive compensation data and analysis of our Outside Director compensation, including retainers, meeting fees and equity compensation awards, as compared to that paid to the non-employee directors of the Company's peer group. The companies included in this peer group are listed in "How We Determine Compensation – Peer Group Analysis" in the "Compensation Discussion & Analysis" below. In determining Outside Director compensation for 2017, the Compensation Committee considered the current compensation structure for Outside Directors, market trends with respect to director compensation, including committee retainers vs. individual meeting fees, and Company stock performance. In December 2016, the Compensation Committee determined that 2017 compensation for Outside Directors would remain unchanged from 2016. The Board, upon the recommendation of the Compensation Committee, approves changes to the annual compensation for Outside Directors.

Cash Compensation

        For 2017, Outside Directors (other than the Chairman of the Board) received the following cash compensation:

  •
  An annual retainer of $70,000, other than the Lead Independent Director, who received an annual retainer of $110,000;

  •
  Meeting fees of $2,000 for each Board meeting attended; and

  •
  Meeting fees of $1,500 for each committee meeting attended, other than the Chairman of each committee, who received fees of $3,000 per committee meeting.

        On August 1, 2016, Mr. Herrmann retired as Chief Executive Officer of the Company, but remained non-executive Chairman of the Board. In connection with Mr. Herrmann's retirement, the Compensation Committee retained FWC to provide market compensation information, including for the Company's peer group, for non-employee directors serving as chairman of the board. The Board, upon recommendation of the Compensation Committee, determined that Mr. Herrmann would receive an annual cash retainer of $325,000, but would not receive meeting fees or equity compensation due to his significant beneficial ownership of the Company's Class A common stock, including unvested restricted stock that would continue to vest during his service on the Board.

        The Company also reimburses Outside Directors for travel and lodging expenses, if any, incurred in attending meetings.

Equity Compensation

        Equity awards for Outside Directors are intended to increase their beneficial ownership in the Company to more closely align their interests with those of our stockholders. On the first business day in January, Outside Directors (other than the Chairman of the Board) are granted $125,000 in restricted stock ($207,500 in restricted stock for the Lead Independent Director) based on the closing market price on the grant date. Accordingly, Ms. Gasaway and Messrs. Godlasky, Logue, Morrissey, Raines and Walton were each granted 6,254 shares of restricted stock, and Mr. Kosloff was granted 10,381 shares of restricted stock, on January 3, 2017. Restricted shares granted to Outside Directors do not have a purchase price and are subject to accelerated vesting upon a change of control, death, disability or mandatory retirement. Prior to 2017, restricted stock awards vested in 33 1/3% increments annually beginning on the second anniversary of the grant date. However, beginning in 2017, grants of restricted stock to Outside Directors and employees vest in 25% increments annually beginning on the first anniversary of the grant date in order to be more consistent with the vesting practices of our peers. Dividends are paid on awards of restricted stock at the same rate that is paid to all stockholders generally.

Other Personal Benefits

        In addition to the compensation outlined above, Outside Directors also receive the following benefits:

  •
  Until December 31, 2017, Outside Directors and their spouses were eligible to participate in the Company's group health insurance plan, which is generally available to all Company employees, with a portion of the Outside Directors' premiums paid for by the Company. Ms. Gasaway and Messrs. Godlasky, Herrmann, Kosloff, Raines and Walton made this election for 2017. Beginning January 1, 2018, Outside Directors are no longer eligible to participate in the Company's group health insurance plan, except for Mr. Herrmann, who is eligible to participate as a former employee.

  •
  On certain occasions, an Outside Director's spouse may accompany the Outside Director on Company aircraft when the director is attending Board or committee meetings; no incremental cost is incurred by the Company in these instances. The value of these benefits (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to the Outside Director and included as taxable income on their Form 1099-MISC. See footnote 4(a) to the Summary Compensation Table for additional information regarding the value of personal aircraft usage.

  •
  The Company maintains director and officer insurance coverage and provides Outside Directors with special indemnification rights in the form of an indemnification agreement that exceeds the general rights provided under our Certificate of Incorporation and Bylaws.

  •
  Outside Directors may receive occasional perquisites or personal benefits of reasonable value, such as commemorative items in connection with their Board service and recreational benefits or other services and amenities when attending off-site Board meetings.

2018 Compensation

        In December 2017, the Compensation Committee retained FWC to provide competitive compensation data and analysis of our Outside Director compensation, including retainers, meeting fees and equity compensation awards, as compared to that paid to the non-employee directors of the Company's peer group. The Compensation Committee considered the current compensation structure for Outside Directors, market trends with respect to director compensation, including committee retainers vs. individual meeting fees, and peer data for companies with an independent Chairman. The Compensation Committee approved changes to 2018 compensation for Outside Directors and the Board ratified the changes, including changes that will take effect on the date of the Annual Meeting when Mr. Herrmann retires from the Board, Mr. Godlasky assumes the duties of Chairman and Mr. Kosloff steps down as Lead Independent Director.

        For 2018, Outside Directors will receive the following cash and equity compensation:

  Cash Retainers – Board

  •
  $80,000 for each Board member (other than the Chairman)

  •
  $110,000 for the Lead Independent Director

  •
  $325,000 for the Chairman (through the date of the Annual Meeting)

  •
  $150,000 for the Chairman (from the date of the Annual Meeting)

  Cash Retainers – Committees

  •
  $20,000 for Audit Committee Chair

  •
  $10,000 for Audit Committee Member

  •
  $15,000 for Compensation Committee Chair

  •
  $7,500 for Compensation Committee Member

  •
  $12,000 for Corporate Governance Committee Chair

  •
  $6,000 for Corporate Governance Committee Member

  Restricted Stock Awards

  •
  $125,000 for each Board member (other than the Chairman)

  •
  $207,500 for the Lead Independent Director

  •
  $165,000 for the Chairman (from the date of the Annual Meeting)

Restricted stock awards were granted on the first business day of January. The number of shares of restricted stock were calculated based on the closing price of the Company's stock on the grant date and the shares shall vest on the first anniversary of the grant date.

        The cash retainers and restricted stock awards payable to Outside Directors shall be pro-rated based on the number of whole or partial months served during a calendar year.

        The following table reflects the compensation paid to our Outside Directors for 2017.

2017 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sharilyn S. Gasaway	106,500	125,017	-	-	-	12,456	243,973
Thomas C. Godlasky	102,000	125,017	-	-	-	8,052	235,069
Henry J. Herrmann	325,000	-	-	-	-	13,459	338,439
Chairman of the Board
Alan W. Kosloff,	148,000	207,516	-	-	-	8,028	363,544
Lead Independent Director
Dennis E. Logue	106,500	125, 017	-	-	-	-	231,517
Michael F. Morrissey	121,500	125, 017	-	-	-	-	246,517
James M. Raines	103,500	125, 017	-	-	-	8,028	236,545
Jerry W. Walton	118,500	125, 017	-	-	-	8,028	251,545

(1)
Represents the grant date fair value computed in accordance with Accounting Standards Codification Topic 718, "Stock Compensation" ("ASC 718") disregarding any forfeiture assumptions. All awards are valued based on the closing market price of the Company's Class A common stock on the date of grant ($19.99 for 2017 awards granted on January 3, 2017). The number of shares of restricted stock granted was determined by dividing the dollar amount of the equity award by such closing market price and rounding up to the nearest whole share. As of December 31, 2017, each of Ms. Gasaway and Messrs. Godlasky, Logue, Morrissey, Raines and Walton held 13,004 shares of unvested restricted stock, Mr. Kosloff held 21,585 shares of unvested restricted stock and Mr. Herrmann held 88,332 shares of unvested restricted stock.

(2)
Represents the incremental cost to the Company of (i) group health insurance premiums subsidized by the Company for Ms. Gasaway and Messrs. Godlasky, Herrmann, Kosloff, Raines and Walton and (ii) personal aircraft usage for Mr. Herrmann. The methodology used to determine the Company's incremental cost for personal aircraft usage is described in footnote 4(a) of the Summary Compensation Table.

Code of Business Conduct and Ethics

        The Board has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company's directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the "Governance Documents" page under the "Corporate Governance" tab on the "Investor Relations" section of its website at ir.waddell.com any amendments or waivers of any provision of this code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees, non-employee director compensation and stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company's Class A common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

        To the Company's knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2017.

Certain Relationships and Related Transactions

        The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all "related-person transactions" (as defined in SEC regulations), and periodically reassessing any related-person transaction entered into by the Company to ensure its continued appropriateness. This responsibility is set forth in the Company's Corporate Code of Business Conduct and Ethics.

        Melissa A. Clouse, the spouse of Benjamin R. Clouse, our Senior Vice President and Chief Financial Officer, is an employee in the Human Resources department of the Company. However, Ms. Clouse intends to resign from her position with the Company in April 2018. For the 2017 fiscal year, Ms. Clouse received an aggregate salary and bonus of $112,308, Company matching and discretionary contributions totaling $8,985 under the Company's 401(k) Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Ms. Clouse 1,299 shares of restricted stock and 1,299 cash-settled restricted stock units in January 2017 with a grant date fair value of $50,037 calculated in accordance with ASC 718.

        Kurt A. Sundeen, the brother of John E. Sundeen, Jr., our Senior Vice President and Chief Administrative Officer – Investments, is an employee of the Company. For the 2017 fiscal year, Kurt Sundeen received an aggregate salary and bonus of $324,616, Company matching and discretionary contributions totaling $21,600 under the Company's 401(k) Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Mr. K. Sundeen 5,712 shares of restricted stock and 5,712 cash-settled restricted stock units in January 2017 with a grant date fair value of $220,026 calculated in accordance with ASC 718.

        The Corporate Governance Committee has reviewed and ratified the employment of Ms. Clouse and Mr. K. Sundeen in accordance with Company policy.

Compensation Committee Interlocks and Insider Participation

        During the 2017 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve as a director of the Company. No current or past executive officers of the Company serve on the Compensation Committee.

Stockholder Ownership

        Based on the results of the Corporate Governance Committee's most recent triennial review, we terminated our Rights Agreement, which we had entered into on April 8, 2009 (the "Rights Agreement") by entering into an amendment with the rights agent named in the Rights Agreement to accelerate the expiration of the Rights (as defined below) to February 15, 2018. Under the now terminated Rights Agreement, holders of the Company's Class A common stock had received a preferred stock purchase right (the "Rights") that could be exercised to purchase additional shares of Class A common stock in the event certain persons, along with their affiliates and associates, beneficially owned 15% or more of the Company's outstanding Class A common stock. The original expiration date of the Rights was April 28, 2019. The Corporate Governance Committee reviewed and evaluated the Rights Agreement every three years in order to consider whether the maintenance of the Rights Agreement continued to be in the best interests of the Company and its stockholders. Following each review, the Corporate Governance Committee communicated its conclusions to the Board.

 PRINCIPAL STOCKHOLDERS OF THE COMPANY

        The following table reflects all persons known to be the beneficial owner of more than 5% of the Company's Class A common stock as of February 26, 2018. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group (1) 100 Vanguard Boulevard Malvern, PA 19355	7,811,646	9.40%
Blackrock, Inc. (2) 55 East 52nd Street New York, NY 10055	16,485,645	19.83%

(1)
These shares are owned by various investment advisory clients for whom The Vanguard Group serves as investment advisor, or for whom direct investment advisor subsidiaries thereof serve as investment advisors. The reporting stockholder reports sole voting power with respect to 89,839 shares, shared voting power with respect to 9,167 shares, sole investment power with respect to 7,718,773 shares and shared investment power with respect to 92,873 shares. Information relating to this stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on February 9, 2018.

(2)
These shares are owned by various investment advisory clients for whom Blackrock, Inc. serves as investment advisor. The reporting stockholder reports sole voting power with respect to 16,310,742 shares and sole investment power with respect to 16,485,645 shares. Information relating to this stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on January 19, 2018.

COMPENSATION COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Waddell & Reed Financial, Inc. Compensation Committee

2017 Members

Jerry W. Walton, Chairman
Alan W. Kosloff
Michael F. Morrissey
James M. Raines

 COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion & Analysis, among other things, provides an overview of our executive compensation program, sets forth the objectives and elements of our executive compensation program, and describes the executive compensation decisions with respect to our named executive officers for 2017, which includes our Chief Executive Officer, Chief Financial Officer, our next three most highly compensated executive officers, including Thomas W. Butch, our former Executive Vice President and Chief Marketing Officer, whose employment terminated on December 31, 2017. Unless the context requires otherwise, references to "executive officers" in this proxy statement means our designated executive officers, including our named executive officers, and references to "current named executive officers" means the named executive officers, excluding Mr. Butch.

Name	Position
Philip J. Sanders	Chief Executive Officer and Chief Investment Officer
Brent K. Bloss	Executive Vice President and Chief Operating Officer (Chief Financial Officer and Treasurer until February 23, 2018)
Wendy J. Hills	Executive Vice President, Chief Legal Officer, General Counsel and Secretary
John E. Sundeen, Jr.	Senior Vice President and Chief Administrative Officer – Investments
Thomas W. Butch	Former Executive Vice President and Chief Marketing Officer

Executive Summary

        The intellectual capital of our employees is collectively the most important asset of our firm. We invest in people – we hire qualified people, train them, motivate them to give their best thinking to the Company and our clients, and compensate them in a manner designed to motivate and retain them. As an asset manager, our financial results are primarily based upon the strength of our investment performance, the success of our marketing and distribution organization, and careful management of our expenses, all of which are directly dependent upon our people and the intellectual capital they bring to bear.

        We believe that the quality, expertise and commitment of our executive officers are critical to enhancing the long-term value of the Company. To this end, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award), upon the achievement of financial and operating performance and individual contributions, that will attract, motivate and retain a high-performance executive team. The compensation awarded to our executive officers is substantially dependent on corporate financial and operating performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value.

        Although the financial market environment was strong during 2017, the operating environment for active asset managers remained challenging, as the low-growth, low interest rate environment with a high correlation among asset classes continued during most of 2017 resulting in investors continuing to favor passively managed index and exchange-traded funds over actively managed funds. These factors, along with the uncertainty caused by the Department of Labor's new fiduciary standard, resulted in continued fee pressure, product rationalization on broker-dealer platforms and evolving customer preference.

        Given these challenges, our senior management team developed the following strategic initiatives to help reposition the Company in an industry undergoing significant change: (1) strengthening our investment management resources, processes and results; (2) reinvigorating our product line and sales; (3) continuing the evolution of our broker-dealer to a self-sustaining, competitive and profitable entity; and (4) focusing investment on support of our business model, while improving operating efficiency. See

"Analysis of 2017 Compensation" for a summary of the progress made during 2017 with respect to these strategic initiatives.

        Key financial measures and operational highlights from 2017 include the following:

  •
  Earnings per share of $1.69 compared to $1.90 in 2016.

  •
  Net income attributable to the Company of $141.3 million compared to $156.7 million in 2016.

  •
  Operating revenues of $1.2 billion compared to $1.2 billion in 2016.

  •
  Operating income of $241.2 million compared to $251.9 million in 2016.

  •
  An operating margin of 20.8% compared to 20.3% in 2016.

  •
  Cash and investments at year end remained strong, increasing to $908.3 million from $883.9 million at 2016 year end. Our liquidity position allowed us to return $189.8 million to stockholders in 2017 (compared to $202.6 million in 2016) through $154.0 million in regular annual dividends and $35.8 million in stock repurchases.

        The Compensation Committee (the "Committee") believes that our executive compensation program plays a significant role in our ability to drive financial and operating results and align the interests of our executive officers with the interests of our stockholders. Key aspects of our executive compensation program in 2017 included the following:

  •
  A significant portion of each current named executive officer's total direct compensation – approximately 81% on average for 2017 – was "at risk" compensation, delivered in the form of a short-term cash incentive award and a long-term equity incentive award.

  •
  A significant portion of each current named executive officer's total annual incentive compensation – approximately 79% on average for 2017 – was comprised of an equity incentive award, which drives long-term performance and aligns the interests of our current named executive officers with those of our stockholders.

  •
  Equity incentive awards were subject to a four-year vesting period to further emphasize long-term performance and commitment to the Company.

  •
  The Company's Executive Incentive Plan incorporated a financial performance measure that was quantifiable and measurable. For 2017, the Committee utilized one incentive pool, funded with 8% of the Company's adjusted operating income, from which cash and equity incentive compensation was awarded to the named executive officers.

  •
  Each current named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

  •
  The Committee maintains stock ownership guidelines which, along with the design of equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our stockholders. As of the date of this Proxy Statement, all of the current named executive officers exceed these ownership guidelines.

        Perquisites do not, and have not, represented a material portion of executive officer compensation. Additionally, the types of perquisites available to executive officers has been significantly reduced over time. See "Analysis of 2017 Compensation – Personal Benefits and Other Perquisites".

        Although the Company's financial performance in 2017 was down slightly from 2016 performance due to lower average AUM, the pace of outflows declined significantly in 2017 and the senior management team worked hard to develop and begin implementing the strategic initiatives described above, which are designed to reposition the Company in today's competitive environment. These factors contributed to stock price appreciation of approximately 15% during 2017 and total shareholder return of approximately

26%. The components of total direct compensation for each named executive officer varied based on factors affecting each respective officer, as well as the need to provide total direct compensation that remains competitive in the marketplace.

2017 Stockholder Vote on Named Executive Officer Compensation

        In April 2017, the compensation paid to our named executive officers in 2016 was approved by over 95% of the votes cast on the proposal. The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of stockholder support, and elected to continue the same principles in determining the types and amounts of compensation to be paid to our named executive officers in 2017. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

Compensation Program Objectives

        The Company's executive compensation program is intended to attract and retain highly qualified executive talent, provide rewards for the past year's performance, and provide incentives for future performance to drive the creation of stockholder value. More specifically, our executive compensation program objectives are to:

  •
  Attract, motivate and retain a high-performance executive team with the appropriate expertise and leadership to build and sustain long-term stockholder value;

  •
  Incentivize and reward short-term and long-term financial, strategic and individual performance that results in increased value for our stockholders; and

  •
  Align our executives' long-term interests with those of our stockholders.

        The investment management and financial services industries are extremely competitive and experienced professionals have significant career mobility. Our intellectual capital is our greatest asset. Our success, and that of our stockholders, depends on our ability to successfully engage a highly skilled and experienced executive team through a combination of career opportunities, a challenging work environment, and competitive compensation, particularly during the difficult financial and economic conditions experienced during recent years. Our executive officers have developed over a number of years as a cohesive and complementary executive team and are considered an invaluable resource. Historically, we have sought to groom internal personnel for executive positions or recruited external candidates with a high degree of experience and knowledge of our industry, believing that executives with industry knowledge are more likely to excel. However, this limits the recruiting pool and makes retention a key focus of our compensation program.

        Considering these objectives and factors, the Committee has developed an executive compensation program that continues to be based on the following principles:

  •
  Compensation levels should be sufficiently competitive to attract, motivate and retain high caliber executives.

  •
  Appropriate levels of reward for performance should be tied to and vary with the Company's financial and operational performance, as well as individual performance.

  •
  A majority of total compensation should be "at risk" in the form of short-term and long-term incentive awards.

  •
  Long-term awards should constitute a significant portion of incentive awards to encourage executives to focus on the Company's long-term growth and prospects.

        Retirement benefits no longer comprise a significant element of executive compensation. Prior to September 30, 2017, employees, including the named executive officers, accrued benefits under the Company's Retirement Income Plan (the "Pension Plan"). Effective September 30, 2017, the Committee froze future benefit accruals under the Pension Plan, which was a component of the Company's strategic initiatives to improve financial performance. Although each named executive officer has accrued a vested pension benefit, they stopped earning additional benefits based on service or compensation after September 30, 2017. The Company maintains the 401(k) Plan and matches employee contributions up to 4% of eligible compensation and has the discretion to make additional contributions to eligible participants.

Elements of Our Compensation Program

        Each element of compensation paid to the Company's executive officers is designed to support one or more of the objectives described above. Total compensation for the executive officers consists of one or more of the following components:

  •
  Base salary;

  •
  Annual performance-based incentive awards, including a short-term cash award and long-term equity compensation award;

  •
  Retirement benefits; and

  •
  Personal benefits and other perquisites.

How We Determine Compensation

        Each year, the Committee makes compensation decisions using an approach that considers total direct compensation (i.e., base salary, annual cash incentive awards and annual equity incentive awards). Base salary is generally the smallest component of total direct compensation, which results in a significant portion of our executive officers' compensation being paid in "at risk" incentive compensation. At the beginning of each year, the Committee designates certain of our executive officers to participate in our Executive Incentive Plan. For 2017, the named executive officers that participated in the Executive Incentive Plan were Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills.

        For 2016, the Committee utilized separate pools to award incentive compensation pursuant to the Executive Incentive Plan – a cash incentive pool funded with 6% of adjusted operating income and a restricted stock incentive pool funded with 600,000 shares if return on equity exceeded 20%. Prior to setting performance goals for 2017 incentive compensation, the Committee reviewed the Company's incentive compensation structure with FWC compared to the Company's peer group. Based on this analysis and upon the recommendation of FWC, the Committee utilized one incentive pool for 2017 incentive compensation, funded with 8% of adjusted operating income for cash and restricted stock awards to be determined at the discretion of the Committee. Utilizing one pool for cash and equity incentive compensation is consistent with the Company's peer group and provides the Committee the flexibility to award cash and equity incentive compensation in the proportions that it determines is most appropriate for each executive officer.

        The maximum incentive award each executive officer who participated in the Executive Incentive Plan is eligible to receive is calculated as the individual percentage of the incentive pool allocated to the executive officer by the Committee. Upon calculating the maximum incentive award each executive officer is eligible to receive pursuant to the Executive Incentive Plan, the Committee may exercise its negative discretion, as it did in 2017, to pay actual incentive amounts that are less than the maximum amount. In determining total direct compensation, the Committee reviews and considers one or more of the following:

  •
  The Company's financial and operational performance for the year;

  •
  Market survey information for comparable public and private asset managers;

  •
  Recommendations of the Company's Chief Executive Officer, based on individual performance and contributions;

  •
  The previous year's compensation levels for each executive officer; and

  •
  Overall effectiveness of the executive compensation program.

        The Committee may also consider, as applicable, levels of sustained past performance, performance potential, retention risk and the value of the particular compensation element needed to keep an executive's level of total direct compensation competitive and consistent with our executive compensation program's objectives. Although there is no formal policy regarding the relationship of compensation among the executive officers, the Committee also considers the appropriateness of each executive officer's compensation relative to the other executive officers to reflect differences in the scope of authority and responsibilities among executive officers. The actual cash and equity incentive award paid to each executive officer is determined in the Committee's subjective judgment and discretion, based upon the above factors, and its assessment of such compensation's fairness and adequacy in achieving the objectives of our executive compensation program. This approach enables the Committee to be responsive to the dynamics of the labor market, including the need to retain and motivate a particular executive, and provides the Committee with flexibility to compensate our executive officers in a way that reflects the influence and contributions of each executive individually to overall corporate performance and reinforces our pay-for-performance culture. See "Base Salary" and "Annual Performance-Based Incentive Awards" below for further information on base salaries and the methodology under which annual incentive awards are calculated.

Compensation Consultant

        The Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2017, the Committee engaged FWC to (1) review and assess competitive compensation information regarding total direct compensation and individual pay components for the Company's named executive officers compared to the Company's peer group, (2) review the Company's incentive compensation pool structure compared to the Company's peer group, and (3) review and assess competitive compensation information for the Company's Outside Directors. FWC did not provide any other additional services to the Company or management, meet with any members of management individually, or receive any payments from the Company, other than in its capacity as a consultant to the Committee in 2017. FWC has served as the Committee's compensation consultant since 2004. At the Committee's request, FWC provided the Committee with information regarding its independence pursuant to SEC and NYSE disclosure requirements regarding the independence of compensation consultants. This information, which addressed each of the six independence factors, affirmed the independence of FWC and the partners, consultants and employees who service the Committee on executive compensation issues.

Peer Group Analysis

        In making executive compensation decisions, the Committee evaluates its executive compensation program against a broad group of companies in the investment management and financial services industries representative of companies against which the Company competes for executive talent. In 2017, the Committee undertook, with the assistance of FWC, a review of the composition of our compensation peer group and determined that no changes were necessary. With the assistance of FWC, the Committee compared the Company's executive compensation program in 2017 against this peer group, which consists of:

• Affiliated Managers Group, Inc.	• Franklin Resources, Inc.
• AllianceBernstein Holding L.P.	• GAMCO Investors, Inc.
• Artisan Partners Asset Management Inc.	• Janus Henderson Group Plc
• Eaton Vance Corp.	• Legg Mason, Inc.
• Federated Investors, Inc.	• T. Rowe Price Group, Inc.

        The Committee believes that the Company competes for market share, shelf space, mutual fund shareholders and institutional clients, executive talent and employees with each of these 10 publicly traded asset managers. Additionally, this peer group comprises 10 of the 41 companies in the SNL Asset Manager Index, a composite of publicly traded asset management companies used by SNL Financial for comparison purposes in preparing the Company's stock performance graph. The peer group does not include the 30 additional companies comprising the SNL Asset Manager Index due to their size, business orientation and/or status as a foreign corporation.

        The Committee reviews compensation information of the peer group compared to that of the Company based on both the 1st through 5th most highly paid officer positions, and information comparing titled officer positions, if available. In evaluating competitive compensation information of the peer group, the Committee does not target our executives' compensation to be paid at a specific percentile or limit its overall evaluation of competitive compensation to a particular percentile, but does take into consideration, on a non-formulaic basis, various differences between the Company and the comparison companies, including measures such as market capitalization, number of employees, assets under management, revenues, income and profitability (income per $1 billion of assets under management).

        The Committee also reviews competitive compensation information obtained from the McLagan Survey, which provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. Confidentiality obligations to McLagan Partners and to its survey participants prevent us from disclosing the firms included in the McLagan Survey. In addition, the McLagan Survey maintains the confidentiality of individual company pay practices from other participants. The Committee reviewed the results of the McLagan Survey to account for differences in the scale and scope of operations of participant companies, to evaluate the overall competitive position of the Company, as well as its position by business unit and by officer title, and to make comparisons on an officer by officer basis, where sufficient market data was available and an appropriate match of position and responsibilities could be made.

        The Committee considers the compensation information derived from the peer group and the McLagan Survey equally relevant and important, with neither source of information being a determining factor in setting executive compensation levels.

Management's Role in the Compensation Setting Process and Other Considerations

        Our Chief Executive Officer regularly attends Committee meetings and advises the Committee regarding, among other things, the design and effectiveness of the Company's performance measures, the general competitiveness of our compensation program, information on the Company's business strategies and objectives, financial results and other measures of corporate performance, and historical context regarding the link between the Company's strategic goals and various elements of compensation. The Committee also requests that the Chief Executive Officer evaluate the performance of the executive officers who report directly to him and to make recommendations to the Committee regarding their base salary levels and the form and amount of their annual cash incentive award and equity incentive award. In 2017, Mr. Sanders evaluated the performance of the other executive officers; Mr. Sanders did not make a recommendation with respect to his own base salary or his performance-based incentive awards.

        Mr. Sanders' recommendations are based on his subjective evaluations regarding the individual performance and contributions of each of the other executive officers in furthering the Company's success, building stockholder value and executing individual responsibilities, which may include:

  •
  Individual performance and contributions to financial and operational measures;

  •
  Operational management, such as project milestones and process improvements;

  •
  Internal working and reporting relationships that promote collaboration and teamwork;

  •
  Leadership, including the ability to develop and motivate employees and personal development; and

  •
  Individual expertise, skills and knowledge relevant to each executive's position and responsibilities, the potential to assume increased responsibilities, and long-term value to the Company.

        With respect to Mr. Sanders' position and responsibilities, the Committee considers his company-wide oversight and management, execution and success of the Company's business and strategic initiatives, the Company's financial and operating results, the creation of stockholder value, leadership of the investment management process, his years of industry experience, the size and complexity of the Company's business, and effective leadership of the Company's management team.

        The Committee does not assign individual weight or particular emphasis to any of the above factors; the emphasis placed on any specific factor or individual contribution may vary by executive officer.

        Our Chief Financial Officer regularly attends Committee meetings and advises the Committee as necessary regarding the Company's financial results or accounting rules that are relevant to incentive compensation or other matters that come before the Committee, and provides the Committee with historical and prospective compensation information relevant to their determinations. Additionally, our Chief Legal Officer, General Counsel and Secretary regularly attends Committee meetings and provides advice regarding legal and corporate governance matters, details regarding our stock award and incentive compensation plans, and other requested information related to Committee discussions.

Analysis of 2017 Compensation

        The Committee's focus is to set competitive pay levels on an annual basis, and to ensure a significant portion of compensation is performance-based. Consistent with the philosophy that a majority of total direct compensation should be "at risk," the current named executive officers received, on average, approximately 19% of their total direct compensation for 2017 in base salary and approximately 81% in variable incentive compensation (based on the grant date fair value of 2017 equity incentive awards). The analysis above excludes Mr. Butch, as he did not receive equity incentive compensation for 2017 due to the termination of his employment on December 31, 2017.

2017 Operating Environment

        Although the financial market environment was strong during 2017, the operating environment for active asset managers remained challenging, as the low-growth, low interest rate environment with a high correlation among asset classes continued during most of 2017, resulting in investors continuing to favor passively managed index and exchange-traded funds over actively managed funds. These factors, along with the uncertainty caused by the Department of Labor's new fiduciary standard, resulted in continued fee pressure, product rationalization on broker-dealer platforms and evolving customer preference.

        Given these challenges, our senior management team developed the following strategic initiatives to help reposition the Company in an industry undergoing significant change: (1) strengthening our investment management resources, processes and results; (2) reinvigorating our product line and sales; (3) continuing the evolution of our broker-dealer to a self-sustaining, competitive and profitable entity; and (4) focusing investment on support of our business model, while improving operating efficiency. Following is a summary of the progress we made on these strategic initiatives during 2017:

  •
  Moved more fully to team-based portfolio management for many of our funds to balance the management, process execution and succession planning for those funds.

  •
  Fortified the investment management research team with six additional analysts and implemented a central data collaboration warehouse to capture and leverage our intellectual capital.

  •
  Implemented a client relationship management tool to facilitate the aggregation of sales data and targeted sales initiatives.

  •
  Merged the Waddell & Reed Advisors Funds into the Ivy Funds family, resulting in operational efficiency and added fund-level scale. The initial round of fund mergers occurred in October 2017 with the final round of mergers closing in February 2018.

  •
  Realigned field resources under a new market structure model to facilitate local management accountability and enhance collaboration.

  •
  Continued to implement significant enhancements to our investment advisory programs and financial planning capabilities, referred to as "Project E", including the launch of MAP Navigator, an open architecture advisory program.

  •
  Further developed and implemented measures designed to comply with the Department of Labor's new fiduciary standard.

  •
  Established a project management organization to drive transparency and accountability and to ensure the right focus of our resources through enterprise-wide prioritization.

  •
  Created a more flexible capital return policy that is designed to allow us to invest in the business, support ongoing operations and maintain a strong balance sheet, while providing a competitive return to stockholders through quarterly dividends and share repurchases, including up to $250 million of share repurchases through 2019.

  •
  Announced a goal to add $30 to 40 million, on a run-rate basis, to pre-tax income from implementation of the strategic initiatives by 2019, of which approximately $20 million was achieved through the end of 2017.

        We continue to work hard to ensure our firm's ability to compete, succeed and – most important – serve investors well across the many different market cycles and business challenges that companies in our business inevitably face.

Base Salary

        We provide our executive officers with a base level of monthly income for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are reviewed annually by the Committee.

        The Committee reviewed the base salary of each named executive officer for 2017 and, based on Mr. Sander's recommendations in December 2016, Messrs. Bloss and Sundeen and Ms. Hills received a base salary increase for 2017 in recognition of their responsibilities and internal pay equity among the executive officers. The base salary for each of Messrs. Sanders and Butch remained flat at 2016 levels.

        For a further description of the base salaries paid to the named executive officers in 2017, please refer to the Summary Compensation Table below.

Annual Performance-Based Incentive Awards

        Certain executive officers are eligible to receive annual performance-based incentive awards under the Executive Incentive Plan. These incentive awards, granted in cash and restricted stock from an incentive pool, provide an incentive for annual performance in building stockholder value, align our executives' interests with that of our stockholders, and encourage retention and a long-term commitment to the Company, all of which are reinforced by the vesting provisions of our equity incentive awards. The size of the incentive pool is determined upon the achievement of a pre-established performance goal that is set by the Committee in the first quarter of each year.

        The Committee has discretion to designate the executive officers of the Company that are eligible to receive such incentive awards, as well as to set the percentage of the incentive pool each participant is entitled to earn upon achievement of the performance goal, as discussed below. For 2017, Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills participated in the Executive Incentive Plan. Notwithstanding the foregoing, the Committee may, in its discretion, award compensation that is not contingent upon the achievement of performance goals or reduce or eliminate entirely the amount of incentive awards payable to any participant upon attainment of the performance goals, but any such reduction may not increase the awards of another participant. In the event the Committee awards compensation that is not contingent upon the achievement of performance goals, the award may not be deductible by the Company under IRC Section 162(m). See the "Tax Considerations" section below for a discussion regarding the impact of amendments to IRC Section 162(m) on the deductibility of executive compensation beginning in 2018.

        Determination of Incentive Compensation Pool.    Since 2003, performance-based incentive awards have been based on incentive pool formulas established under the Executive Incentive Plan. Prior to 2017, the Committee utilized a cash incentive pool funded with a percentage of adjusted operating income and restricted stock pool funded with a set number of shares of the Company's Class A common stock based on an adjusted return on equity percentage threshold. As described in "How We Determine Compensation" above, for 2017, the Committee elected to utilize a single incentive pool funded with a percentage of adjusted operating income from which cash and restricted stock would be awarded at the discretion of the Committee. The Committee approved the 2017 incentive pool and participants in the Executive Incentive Plan in March 2017 for the 2017 performance period.

        For 2017, the size of the incentive pool available for cash and restricted stock incentive awards was based upon 8% of the Company's 2017 "adjusted operating income," defined as net income (1) increased by interest expense; federal, state and local income taxes; executive cash incentive awards; extraordinary or non-recurring losses ($1.5 million comprised of intangible impairment charges); and losses from publicly-disclosed acquisitions in 2017 (of which there were none) and (2) decreased by extraordinary or non-recurring gains ($21.5 million related to a change to mark-to-market accounting for the Pension Plan) and gains from publicly-disclosed acquisitions (of which there were none), for a total of $18,893,200.

        Operating income is used by the Company and investors as a measure of the Company's underlying profitability and fluctuates with the Company's performance, which in turn creates an incentive pool that moves with the Company's performance. It is adjusted in order to provide a measure of performance that reflects the influence and contributions of each participating executive on a relatively equal basis and excludes items that, for example, may be disproportionately influenced by the business decisions of one executive more than others, or that are not indicative of our business and economic trends. This results in a measure of our executive officers' management of the Company's operating business as a whole. In setting the discretionary 8% threshold, the Committee considered industry practice, recommendations of FWC regarding the performance measure, the number of executive officers participating in the Executive Incentive Plan, historical operating results, the need to have the ability to reward extraordinary performance, when and if achieved, and incentive awards granted in prior years.

        Percentage Allocations.    The maximum percentage of the incentive pool that each participating executive is eligible to receive is based on the Committee's subjective judgment and primarily determined relative to each individual's scope of authority and complexity of responsibilities. The Committee also takes into consideration internal equity within the incentive compensation structures and the overall compensation structure of individual positions.

        The Company's Chief Executive Officer has comprehensive oversight and management responsibilities across the entire organization and is held primarily responsible for the Company's financial results. In addition, Mr. Sanders continues to oversee the investment management division, as Chief Investment Officer. The investment management division and our distribution organization, which Mr. Butch oversaw for most of 2017, represent the two business units with the most influence on our success and the creation of stockholder value. Therefore, the incentive compensation of Messrs. Sanders and Butch has been more variable from year to year compared to the incentive compensation of the other named executive officers based on the financial and operating performance of the investment management division and distribution organization, respectively.

        For 2017, the Committee designated Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills eligible to earn 30%, 18%, 15%, 22% and 15%, respectively, of the incentive pool, consistent with the philosophy that individuals with greater roles and the ability to directly impact the Company's performance goals and long-term results should bear a greater proportion of the risk if our performance measures are not achieved. These percentage allocations were established in the first quarter of 2017.

        Use of Negative Discretion.    Pursuant to IRC Section 162(m) and the Executive Incentive Plan, the Committee may exercise its discretion to pay actual incentive amounts that are less than the maximum amounts that the executive officers are eligible to receive upon the achievement of the objective pre-established performance goal determined by the Committee. The incentive compensation award that each executive officer is eligible to receive, calculated as the percentage of the incentive pool assigned to each executive officer, is not an expectation of actual incentive compensation amounts that will be paid to the executive officers, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the incentive compensation in 2017 as "performance-based" compensation for purposes of IRC Section 162(m). The maximum incentive award amount may be awarded under extraordinary circumstances or for extraordinary performance, although the Committee more often determines incentive awards that are less than the maximum amount the executive officer is eligible to earn. This provides the Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incentivize and retain our executive officers. The Committee believes that this incentive compensation structure is in the best interests of stockholders because it enables the most prudent use of Company assets by maximizing the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives. Although the deductibility of executive compensation may be limited beginning in 2018 due to amendments to IRC Section 162(m), the Committee still believes this incentive compensation structure is in the best interests of stockholders.

        2017 Cash and Equity Incentive Awards.    In determining 2017 cash and equity incentive awards, the Committee considered the Company's financial and operating performance for the year, including the development and execution of the strategic initiatives described above, and Mr. Sanders' recommendations based on his assessment of the other named executive officers' individual performance and contributions.

        The Committee determined the level of incentive compensation to award to Mr. Sanders based on his service as Chief Executive Officer and Chief Investment Officer. The Committee increased Mr. Sanders' cash incentive award from $500,000 in 2016 to $600,000 in 2017 and provided approximately 84% of his incentive compensation in the form of restricted stock to tie a significant portion of his compensation to the long-term performance of the Company and align his interest with our stockholders. Overall, Mr. Sanders' cash compensation decreased by approximately $100,000 in 2017 compared to 2016, as Mr. Sanders received revenue sharing payments in the first half of 2016 related to his portfolio manager duties prior to his appointment as Chief Executive Officer.

        The Committee accepted Mr. Sanders' recommendations with respect to 2017 cash incentive awards for the other named executive officers, and awarded Messrs. Bloss, Sundeen and Butch and Ms. Hills awards of $450,000, $365,000, $425,000 and $375,000, respectively. The cash incentive awards for Messrs. Bloss and Sundeen and Ms. Hills increased by approximately 4-7% compared to 2016, which was driven primarily due to the significant effort each of them contributed to the development and execution of the strategic initiatives described above, and to align their cash incentive awards with those of the other named executive officers. The cash incentive award for Mr. Butch remained flat in 2017. The Committee believed that these cash incentive award amounts were appropriate based on Company financial and operating performance and individual performance and contributions as described below.

        The Committee awarded Mr. Sanders $3,125,000 in shares of restricted stock and accepted Mr. Sanders' recommendations with respect to equity incentive awards for the other named executive officers, and awarded Messrs. Bloss and Sundeen and Ms. Hills $1,650,000, $1,085,000 and $1,240,000 in shares of restricted stock, respectively, pursuant to the Executive Incentive Plan. The number of shares of restricted stock granted to each current named executive officer was determined by dividing the dollar value of the award by the closing market price of the Company's Class A common stock on the last business day immediately preceding the grant date and rounding the shares up to the nearest whole share. Mr. Butch did not receive a grant of restricted stock due to the termination of his employment on December 31, 2017. The Committee believes that equity incentive awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives, and to increase their vested interest in the Company.

        The value of the equity incentive award for each of Messrs. Sanders and Bloss increased by approximately 12% compared to 2016 due to the desire by the Committee to tie a greater portion of their incentive compensation to the long-term performance of the Company. The value of Mr. Bloss' equity award also increased compared to 2016 based on his increased operational responsibilities and internal pay equity among the named executive officers. The value of the 2017 equity incentive award for each of Mr. Sundeen and Ms. Hills was flat compared to 2016.

        These equity awards were granted on December 31, 2017 and vest in 25% increments annually, beginning on the first anniversary of the grant date. For a further description of the restricted stock granted to the current named executive officers in 2017, please refer to the Grants of Plan-Based Awards Table below. The Committee believed that these equity incentive awards were appropriate due to Company financial and operating performance and individual performance and contributions, as well as to further align the interests of the current named executive officers with the Company's stockholders.

        The 2017 annual incentive compensation awards described above reflect the Committee's determination to (1) award incentive compensation in light of the Company's 2017 financial and operational performance, including the development and execution of the strategic initiatives described above, balanced with the need to provide total direct compensation that remains competitive in the marketplace and (2) reflect, as appropriate, differences in the named executive officers' scope of authority and responsibilities, the assumption of additional responsibilities, and an appropriate balance of total direct compensation between cash and equity.

        Mr. Sanders discussed with the Committee the following individual performance considerations that impacted his award recommendations for 2017:

  •
  Mr. Bloss:  Mr. Bloss directed the finance division and oversaw all financial matters for the Company, including financial performance, treasury management, strategic planning, budgeting and investor relations. He was also responsible for Human Resources, Procurement, Facilities, Information Technology and Investment Management Operations. In addition, Mr. Bloss continued to lead our process to implement changes to our business processes due to the Department of Labor's new fiduciary standard. Mr. Bloss is instrumental in the evolution of our broker-dealer to a self-sustaining, fully competitive and profitable entity and in developing the goal of adding $30 to 40 million, on a run-rate basis, to pre-tax income by 2019, of which approximately $20 million was achieved through the end of 2017. Mr. Bloss oversaw the renewal of our unsecured credit facility in October 2017 and administered the Company's capital management initiatives during the year, including the return of $189.8 million to shareholders through a combination of stock repurchases and regular dividends, resulting in a payout ratio of 109% for the fiscal year. He was also responsible, along with Mr. Sanders, for developing the Company's revised capital return policy that was announced in October 2017.

  •
  Ms. Hills:  Ms. Hills directs the Company's legal and compliance functions, coordinates the work performed by inside and outside counsel and represents the Company, as Chief Legal Officer and General Counsel, with external agencies and regulators. She is responsible for the proactive identification and management of legal, compliance and business risks, management of the Company's regulatory and legal matters and related expenses, and the provision of sound legal advice to the Company's Board of Directors and its committees, Company management, and the boards of trustees of the Company's affiliated mutual fund companies. In 2017, Ms. Hills demonstrated strong leadership and advocacy at all levels of the Company, particularly within the legal and compliance divisions, in effectively managing the Company's regulatory and legal matters, including legal expenses. Additionally, she continues to be instrumental in our process to implement changes to our business processes due to the Department of Labor's new fiduciary standard. Ms. Hills was also significantly involved in developing and executing our strategic initiatives, including the evolution of our broker-dealer and the analyses of legal and business risks related to that process. In November 2017, Ms. Hills assumed administrative reporting responsibility for the Company's Internal Audit function.

  •
  Mr. Sundeen:  Mr. Sundeen has day-to-day management and oversight responsibility over administrative and operational aspects of our investment management subsidiaries, including strategic analysis and setting of investment practices, policies and procedures. In this role, he oversees our subadvisory relationships and leads the Section 15(c) process in which the Board of Trustees for each of our affiliated mutual funds must annually review and approve its investment management agreements. Mr. Sundeen also oversees investment operations and accounting, which has responsibility for all mutual funds and institutional accounts. Related to these roles, Mr. Sundeen is central to analyzing the pricing of the Company's investment products, including investment management fees and other fund expenses. Mr. Sundeen plays a primary role in developing, restructuring and implementing products, of which there were many in 2017, including the conversion of the Waddell & Reed Advisors Asset Strategy fund into the Waddell & Reed Advisors Wilshire Global Allocation fund in partnership with Wilshire Associates, Inc. Mr. Sundeen was also instrumental in the merger of Waddell & Reed Advisor Funds into Ivy Funds in October 2017 and February 2018.

  •
  Mr. Butch:  Mr. Butch was responsible for the Company's distribution strategies and initiatives for the Retail Unaffiliated, Retail Broker-Dealer and Institutional channels, including sales, marketing, product development, and management of the Company's broker/dealer subsidiaries and their strategic relationships with key business partners through November 2017. The Company's continuing focus on product sale diversification efforts resulted in 18 strategies with more than $1 billion in total assets and 10 strategies with more than $500 million in total assets by year end. In the Advisors channel, the redemption rate of 16.1% in 2017 remained significantly below industry standard levels. In addition, Mr. Butch was instrumental in the introduction of new products during 2017, including the launch of the Ivy IG International Small Cap Fund, the Ivy Crossover Credit Fund, five index funds in partnership with ProShares Advisors LLC, the Ivy PineBridge High Yield Fund, MAP Navigator and the retooled SPA program, in partnership with Wilshire Associates, Inc. Finally, Mr. Butch oversaw progress regarding the implementation of Project E to modernize the operating and product framework within the Retail Broker-Dealer channel and the restructuring of the broker-dealer field organization.

        The Committee believes that the levels of cash and equity incentive compensation awarded to the named executive officers in 2017 appropriately reflect corporate performance and individual contributions and maintain a high level of incentive for retention and future performance, which is consistent with the Company's executive compensation objectives. This determination is guided by a basic formulaic process, but also involves the exercise of discretion and subjective judgment by the Committee taking into account the above referenced information. For a further description of the incentive awards paid to each of the named executive officers in 2017, please refer to the Summary Compensation Table below.

Retirement Benefits

        We provide retirement benefits to all of our employees, including the named executive officers, through the Pension Plan and the 401(k) Plan. Historically, these plans were designed in combination to provide an appropriate level of replacement income upon retirement. Future benefit accruals under the Pension Plan were frozen, effective September 30, 2017, in connection with the Company's strategic initiative to add $30 to 40 million, on a run-rate basis, to pre-tax income by 2019.

        In 2017, the Company made matching contributions and discretionary contributions to the account of all eligible participants in the 401(k) Plan, including the named executive officers. For a description of material provisions of the Pension Plan, please refer to "Pension Benefits" below.

Personal Benefits and Other Perquisites

        The Company's employees are eligible to participate in the Company's active employee flexible benefits plans, which include medical, vision, life insurance and long-term disability coverage and are generally available to all Company employees. Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays, and may be eligible for severance payments under a severance pay plan further described below. The Committee believes that the Company's commitment to provide the employee benefits summarized above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

        The Company provides all full-time employees with (1) life insurance coverage equal to two times the sum of the employee's current base salary plus the prior year's bonus/commissions, up to a maximum of $2 million in coverage, and (2) long-term disability coverage equal to 60% of the employee's current base salary plus the prior year's bonus/commissions, up to a maximum annual benefit of $90,000 ($240,000 for designated senior executives based on job grade).

        In addition to the personal benefits discussed above, the named executive officers were eligible to receive the following perquisites:

  Company Aircraft

        Pursuant to the Company's Aircraft Policy, the executive officers and other management employees are provided use of Company aircraft for business purposes. Additionally, pursuant to an executive security program established by the Committee and approved by the Board, the Company encourages its Chief Executive Officer to use Company aircraft for personal as well as business travel, when practicable. The other named executive officers are provided use of Company aircraft for personal travel in limited circumstances.

        From time to time, executives may be accompanied by family members invited to attend business functions, which is deemed "personal use" of the Company aircraft by the Internal Revenue Service for tax purposes. Although the Company does not incur any incremental costs for such "personal use," the taxable value of such use, calculated pursuant to Internal Revenue Service guidelines, is imputed as income to the named executive officers. We do not provide tax gross-up reimbursement for this imputed income. The methodology used to determine the Company's incremental cost for personal aircraft usage is described in footnote 4(a) of the Summary Compensation Table below.

  Financial Services

        During 2017, the Company reimbursed the named executive officers for financial counseling services, which may include financial, estate and/or tax planning, and tax preparation assistance. In an effort to reduce the perquisites provided to executive officers, these services will no longer be eligible for reimbursement by the Company starting in 2018.

  Other Perquisites

        During 2017, the named executive officers were eligible for the following perquisites: (1) reimbursement of country club membership dues; (2) an annual executive physical; and (3) access to tickets to various sporting, civic, cultural, charity and entertainment events if the event tickets are not otherwise being used for business purposes. For further information on perquisites received by the named executive officers in 2017, please refer to the "All Other Compensation" column of the Summary Compensation Table below. In an effort to reduce the perquisites provided to executive officers, country club membership dues and the cost of an annual executive physical will no longer be eligible for reimbursement by the Company starting in 2018. In 2017, executive officers were no longer eligible for Company provided travel insurance for themselves and their families.

        In determining total compensation payable to the named executive officers for 2017, the Committee considered these benefits and perquisites. As these benefits and perquisites represent a relatively insignificant portion of the named executive officers' total compensation, they did not materially influence the Committee's decision in setting such officers' total compensation.

Equity Compensation Program in General

        The Company maintains an equity compensation program for key employees, including the executive officers, in order to attract and retain employees who contribute to the Company's success, to provide incentives that enhance job performance, and to enable those persons to participate in the long-term success of the Company. In recent years, these awards have been in the form of restricted stock. Beginning in 2017, equity compensation awards granted to non-executive officers have been comprised of 50% restricted stock and 50% cash-settled restricted stock units ("RSUs"), which are economically equivalent to restricted stock from the recipient's perspective. The Committee grants RSUs to non-executives to preserve the number of shares available for issuance pursuant to the Stock Incentive Plan.

        Historically, restricted stock awards typically vested in 33 1/3% increments beginning on the second anniversary of the grant date. However, beginning with awards granted on December 31, 2016, restricted stock and RSU awards will vest in 25% increments beginning on the first anniversary of the grant date in order to be more consistent with the vesting practices of our peers. All restricted stock awards are classified in the Company's financial statements as equity awards.

        The Committee has approved, and will continue to approve, all grants of equity compensation. Although Company management, including the Chief Executive Officer, makes recommendations to the Committee from time to time on the form and amount of equity incentive awards to be granted to Company employees, such awards are approved by the Committee; the Committee does not expect to delegate such approval authority to the Company's executive officers or any subcommittee in the foreseeable future. Additionally, the Committee determines the grant date of all equity incentive awards; the Company's executive officers may not unilaterally select the grant date of awards. In March 2017, concurrent with the Committee's approval of the 2017 performance goals for executive officers that participated in the Executive Incentive Plan, the Committee set the grant date for 2017 equity incentive awards as December 2017. The 2017 equity incentive awards for the current named executive officers were granted on December 31, 2017, the last day of the performance period for which the incentive awards were earned. Equity incentive awards for all awardees, other than executive officers, have historically been awarded in April of each year. The current named executive officers receive their equity incentive awards in December, in lieu of April, for administrative purposes only. Beginning in 2017, equity awards for home office employees, including the Investment Management Division, were granted in January to more closely align with the grant date for executive officers.

        Notwithstanding the foregoing, grants of equity incentive awards have been made in months other than December and April on a very limited basis, but these occurrences did not involve grants to executive officers as an isolated group. The Company does not have a formal policy on timing equity incentive awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity incentive awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the award in order to avoid any impropriety.

Tax Considerations

        IRC Section 162(m) places a limit of $1 million on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to certain covered officers that were employed by the Company on the last day of the fiscal year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the "TCJA") in December 2017, compensation that was "performance-based" (i.e., compensation that was paid pursuant to pre-established objective performance goals that were based on criteria approved by the stockholders and were determined and administered by the Committee according to related regulations) was excluded from this $1 million limitation and was deductible by the Company. Under the TCJA, the performance-based exception has been repealed for tax years beginning after December 31, 2017. Notwithstanding the changes to IRC Section 162(m), a limited exception may apply to certain compensation intended to qualify as "performance-based compensation" under IRC Section 162(m), provided it is paid pursuant to a written binding contract in effect on November 2, 2017 and which has not been modified in any material respect on or after that date. Pursuant to these "grandfathering" rules, the Company may be entitled to deduct certain qualifying "performance-based" compensation. However, absent formal guidance from the Treasury Department and the IRS, it is not possible for the Company to determine which, if any, awards previously granted (or which may be granted in the future) under the Company's compensatory plans may continue to qualify for this exception.

        In connection with 2017 executive compensation decisions, the Committee considered the anticipated tax treatment to the Company and to the executive officers of various payments and benefits, including deductibility under IRC Section 162(m). The deductibility of certain compensation payments depends upon the timing of an executive's vesting of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee's control. For these and other reasons, including to maintain flexibility in compensating the executive officers in a manner designed to promote varying corporate goals, the Committee has not historically limited executive compensation to that which is deductible under IRC Section 162(m) and has not adopted a policy requiring all compensation to be deductible. In light of the repeal of the "performance-based" compensation exception to IRC Section 162(m), the Committee expects in the future to approve compensation that is not deductible for income tax purposes.

Clawback Policy

        The Board adopted a Clawback Policy in November 2016. The Clawback Policy provides that in the event a material restatement of the Company's financial results is necessary within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will consider whether any executive officer received incentive compensation based on the original financial statements that in fact was not warranted based on the restated financial statements. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement.

        The actions the Board may elect to take against a particular executive officer, depending on all facts and circumstances as determined during its review, include: (1) the recoupment of all or part of any incentive compensation paid to the executive officer, including recoupment in whole or in part of vested and/or unvested equity awards; (2) the reduction of future incentive compensation to be paid to the executive officer; (3) disciplinary actions, up to and including termination; and/or (4) the pursuit of other available remedies, at the Board's discretion.

        The Clawback Policy applies to "executive officers" of the Company as defined under the Exchange Act and such other senior executives as may be determined by the Board.

Prohibition on Hedging and Pledging of Company Securities

        Our Insider Trading Policy prohibits all directors and "officers" of the Company for purposes of Section 16 of the Exchange Act, including the named executive officers, from transacting in put and call options on any Company securities. The policy also prohibits these individuals from engaging in any hedging or monetization transactions or similar arrangements with respect to any Company securities. Additionally, the policy prohibits these individuals from holding Company securities in a margin account or pledging Company securities as collateral for any indebtedness.

Stock Ownership Guidelines

        To reinforce the importance of aligning the financial interests of the Company's directors and executive officers with stockholders, the Board has approved minimum stock ownership guidelines for the directors and executive officers. Directors are required to maintain stock ownership equal in value to five times such director's annual cash retainer. The Chief Executive Officer is required to maintain stock ownership equal in value to five times his base salary and the other executive officers are required to maintain stock ownership equal in value to three times their base salary. The value of minimum stock ownership that must be maintained is based upon, and shall be fixed at, the annual cash retainer or base salary paid at the time such director or executive officer initially becomes subject to such ownership guidelines. Directors and executive officers are expected to be in compliance with the applicable ownership level within five years of becoming subject to the ownership guidelines. Stock ownership includes shares of the Company's Class A common stock over which a director or executive officer has direct or indirect ownership or control, including restricted stock or funds invested in the Company's 401(k) Plan stock fund, but does not include shares underlying stock options. Currently, all of our directors and executive officers are in compliance with these stock ownership guidelines.

Executive Compensation in 2018

        In December 2017, Mr. Sanders recommended to the Committee that executive salaries for 2018 remain flat with 2017 levels for the other current named executive officers, except for Mr. Bloss, who received a 12% increase in base salary to reflect his responsibilities as Chief Operating Officer. The Committee accepted Mr. Sanders' recommendations, and also did not increase Mr. Sanders' base salary for 2018.

        The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilized in setting executive compensation for the 2017 fiscal year. In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table summarizes total compensation awarded, paid or earned by our named executive officers who served in such capacities during 2015, 2016 and 2017.

        The named executive officers were not entitled to receive payments characterized as "Bonus" payments for the 2015, 2016 and 2017 fiscal years, except for Ms. Hills, who did not participate in the Company's Executive Incentive Plan in 2015. Amounts reflected under "Non-Equity Incentive Plan Compensation" are performance-based cash incentive awards determined by the Compensation Committee in December of the respective year, based on performance goals set in the first quarter of the respective year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Philip J. Sanders,	2017	725,000	-	3,125,009	-	600,000	356,724	21,600	4,828,333
Chief Executive Officer and	2016	608,333	-	2,799,685	-	500,000	85,718	348,785	4,342,521
Chief Investment Officer	2015	525,000	-	1,433,000	-	600,000	45,456	371,648	2,975,104
Brent. K. Bloss,	2017	425,000	-	1,650,010	-	450,000	223,185	25,796	2,773,991
EVP and Chief Operating Officer	2016	425,000	-	1,474,956	-	425,000	58,309	16,756	2,400,021
(Chief Financial Officer in 2017)	2015	400,000	-	1,289,700	-	425,000	19,094	23,443	2,157,237
Wendy J. Hills,	2017	400,000	-	1,240,004	-	375,000	255,343	23,404	2,293,751
EVP, Chief Legal Officer,	2016	375,000	-	1,221,326	-	350,000	75,928	13,400	2,035,654
General Counsel and Secretary	2015	350,000	200,000	1,289,700	-	-	29,399	16,635	1,885,734
John E. Sundeen, Jr.,	2017	400,000	-	1,085,009	-	365,000	515,123	25,278	2,390,410
SVP and Chief Administrative	2016	385,000	-	1,086,707	-	350,000	99,776	21,454	1,942,937
Officer – Investments (5)
Thomas W. Butch,	2017	630,000	-	-	-	425,000	364,580	82,071	1,501,651
Former EVP and Chief	2016	630,000	-	1,843,695	-	425,000	92,054	33,773	3,024,522
Marketing Officer	2015	630,000	-	2,006,200	-	750,000	58,848	99,735	3,544,783

(1)
Represents the grant date fair value computed in accordance with ASC 718, disregarding any forfeiture assumptions. All awards are valued based on the closing market price of the Company's Class A common stock on the date of grant, or the last business day immediately preceding grant date if the grant date is not a business day ($22.34 on December 29, 2017 for awards granted December 31, 2017). Restricted stock awards are subject to accelerated vesting upon a change of control, death or disability.

(2)
For 2017, represents the cash incentive awards made under the Executive Incentive Plan, which are discussed in further detail under "Analysis of 2017 Compensation" set forth above in the "Compensation Discussion & Analysis."

(3)
For 2017, represents the actuarial increase in the present value of the named executive officers' benefits under the Pension Plan, which were determined based on a lump sum discount rate of 4.39% at December 31, 2016 and 3.76% at December 31, 2017, retirement age of 65 (or current age if greater), Internal Revenue Code Section 417(e) prescribed 2018 mortality rates and discount rate using the three segment yield curve of 2.20%/3.57%/4.24% for lump sum conversion, and other assumptions set forth in footnote 9 to the Company's audited financial statements for the fiscal year ended December 31, 2017 included in the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2018. The increase for 2017 in the present value of benefits under the Pension Plan is due to: (i) normal benefit accruals through September 30, 2017 when the Pension Plan was frozen; (ii) a decrease in the interest rate; (iii) an update to the mortality table for lump sum conversions; and (iv) an update to the interest rate assumption used to convert annuities to lump sums.

(4)
For 2017, represents the following:

(a)
Incremental cost to the Company of all perquisites and personal benefits, as applicable, including (i) tax or estate planning, (ii) country club membership dues, (iii) personal use of Company aircraft, (iv) personal use of entertainment tickets, (v) convention allowance and (vi) executive physicals.

The value of personal aircraft usage is based on the Company's direct operating costs. This methodology calculates our aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel/oil expenses, mileage, trip related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the Company's aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the aircraft, depreciation and administrative expenses. On certain occasions, an executive's spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed as income to the named executive officer. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level ("SIFL)" rates, which are determined by the U.S. Department of Transportation.

  (b)
  Company contributions to the 401(k) Plan of $21,600 for each of Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills, comprised of a $10,800 matching contribution and a $10,800 discretionary contribution. In connection with the Pension Plan freeze, effective September 30, 2017, the Company made a discretionary contribution in the first quarter of 2018 to the account of eligible 401(k) Plan participants in an amount equal to 4% of eligible 2017 compensation.

(5)
Mr. Sundeen was not a named executive officer during 2015; therefore, compensation information is not presented for that year.

        The direct costs of tax or estate planning, country club membership dues, convention allowance, and the value of personal use of corporate aircraft (based upon SIFL rates) are imputed to the named executive officers, as applicable, and included as taxable income on their Form W-2s.

        Mr. Butch's employment with the Company terminated on December 31, 2017. In connection therewith, the Company and Mr. Butch executed a Severance Agreement and Release of All Claims, which became effective January 13, 2018 (the "Severance Agreement"). Pursuant to the Severance Agreement: (1) Mr. Butch (a) to the extent permitted by law, released the Company and its affiliates from all claims, (b) is subject to indefinite confidentiality and non-disparagement obligations and (c) is subject to a non-competition and non-solicitation covenants until November 17, 2018; (2) pursuant to the terms of the Company's Severance Pay Plan, as described in "Potential Payments Upon Termination or Change in Control" below, Mr. Butch will receive severance pay for 36 weeks following the effective date of the Separation Agreement at his current base salary; and (3) 61,666 shares of Mr. Butch's unvested restricted stock of the Company vested on the effective date of the Severance Agreement. Mr. Butch is also entitled to receive standard retirement and pension benefits, subject to the terms and conditions of the Company's 401(k) Plan and Pension Plan.

Grants of Plan-Based Awards

        The following table reflects estimated possible payouts under incentive plans to the named executive officers during 2017. The Company's cash and equity incentive awards are granted to participants in the Executive Incentive Plan based upon a pre-established performance goal set annually by the Compensation Committee with a performance period equal to the fiscal year for which the performance goal is set. The Executive Incentive Plan is an annual plan; both cash and equity incentive awards are determined, and generally paid (in the case of cash incentive awards) and granted (in the case of equity incentive awards), in the same fiscal year that such awards were earned.

        The named executive officers who participate in the Executive Incentive Plan are eligible to earn a maximum incentive award for the fiscal year, calculated as a certain percentage of the incentive pool assigned to each such named executive officer. For 2017, Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills were eligible to receive a maximum of 30%, 18%, 15%, 22% and 15%, respectively, of the incentive pool with the portion of such incentive award to be paid in cash and/or restricted stock determined at the discretion of the Compensation Committee.

        Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally. Pursuant to ASC 718, the right to receive dividends is included in the calculation of the grant date fair value of the equity incentive awards set forth in the following table.

        For more detailed information regarding awards paid to the named executive officers, please refer to "Analysis of 2017 Compensation" set forth in the "Compensation Discussion & Analysis".

GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Date of Committee Action	Thres- hold ($)(2)	Target ($)(3)	Maximum ($)(4)	Thres- hold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Philip J. Sanders	12/31/17	12/7/17				-	-	-	3,125,009
			-	600,000	5,667,960
Brent K. Bloss	12/31/17	12/7/17				-	-	-	1,650,010
			-	450,000	3,400,776
Wendy J. Hills	12/31/17	12/7/17				-	-	-	1,240,004
			-	375,000	2,833,980
John E. Sundeen, Jr.	12/31/17	12/7/17				-	-	-	1,085,009
			-	365,000	2,833,980
Thomas W. Butch	12/31/17	12/7/17				-	-	-	0
			-	425,000	4,156,504

(1)
The estimated possible payouts to the named executive officers pursuant to the Executive Incentive Plan are reported in dollars; however, the Compensation Committee has discretion to award shares of the Company's Class A common stock in lieu of cash.

(2)
There is no threshold amount for incentive awards under the Executive Incentive Plan.

(3)
Represents the cash incentive awards earned for 2017. These awards are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(4)
Represents the maximum incentive award each named executive officer was eligible to receive for 2017 pursuant to the Executive Incentive Plan based on the percentage of the incentive pool assigned to each such officer, which was payable in either cash or equity at the discretion of the Compensation Committee. The Compensation Committee used negative discretion to determine the incentive award for each named executive officer and allocated the incentive award between cash as set forth in the "Target" column for non-equity incentive plan awards and restricted stock as set forth in the "Grant Date Fair Value of Stock Awards" column in this table. See "Analysis of 2017 Compensation" set forth in the "Compensation Discussion & Analysis".

(5)
Represents the grant date fair value computed in accordance with ASC 718, disregarding any forfeiture assumptions and based on the number of shares of restricted stock actually granted and the closing market price of the Company's Class A common stock on the last business day immediately preceding the December 31, 2017 grant date, which was $22.34. The number of shares of restricted stock granted was determined by dividing the dollar amount of the equity award by such closing market price and rounding up to the nearest whole share. Each award vests in 25% increments annually beginning on the first anniversary of the grant date. All awards are subject to accelerated vesting upon a change of control, death or disability. These awards are reported in the "Stock Awards" column of the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

        The following table reflects outstanding shares of restricted stock held by the named executive officers as of December 31, 2017, the value of which was determined based on the number of shares of restricted stock granted and the $22.34 closing market price of the Company's Class A common stock on December 29, 2017, the last business day of 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Philip J. Sanders	-	-	-	-	-	15,000	(1)	335,100	-	-
						33,333	(2)	744,659
						107,625	(3)	2,404,343
						139,884	(4)	3,125,009
Brent K. Bloss	-	-	-	-	-	11,000	(1)	245,740	-	-
						30,000	(2)	670,200
						56,700	(3)	1,266,678
						73,859	(4)	1,650,010
Wendy J. Hills	-	-	-	-	-	10,000	(1)	223,400	-	-
						30,000	(2)	670,200
						46,950	(3)	1,048,863
						55,506	(4)	1,240,004
						8,333	(5)	186,159
John E., Sundeen, Jr.	-	-	-	-	-	6,666	(1)	148,918	-	-
						23,333	(2)	521,529
						41,775	(3)	933,254
						48,568	(4)	1,085,009
Thomas W. Butch (6)	-	-	-	-	-	15,000	(1)	335,100	-	-
						46,666	(2)	1,042,518

(1)
These shares will vest on December 31, 2018.

(2)
These shares will vest in 50% increments on December 31, 2018 and 2019.

(3)
These shares will vest in 33 1/3% increments on December 31, 2018, 2019 and 2020.

(4)
These shares will vest in 25% increments on December 31, 2018, 2019, 2020 and 2021.

(5)
These shares will vest on April 2, 2018.

(6)
All unvested shares of restricted stock held by Mr. Butch on December 31, 2017 were forfeited in connection with his departure from the Company on that date with the exception of 61,666 shares of unvested restricted stock that vested on January 13, 2018 pursuant to his Severance Agreement and Release of All Claims with the Company. See the narrative immediately following the Summary Compensation Table for a description of the terms of such agreement.

Option Exercises and Stock Vested

        The following table reflects shares of restricted stock held by the named executive officers that vested during 2017.

OPTION EXERCISES AND STOCK VESTED TABLE

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Philip J. Sanders	-	-	77,542	1,732,288
Brent K. Bloss	-	-	61,566	1,330,886
Wendy J. Hills	-	-	52,316	1,106,443
John E. Sundeen, Jr.	-	-	36,592	817,465
Thomas W. Butch	-	-	73,625	1,644,783

(1)
The number of shares received by each of Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, was 41,137, 34,779, 22,259, 40,099 and 30,671 shares, respectively.

(2)
The value realized on vesting is based on the closing market price of the Company's Class A common stock on the vesting date, or the last business day immediately preceding the vesting date if the vesting date is not a business day.

Pension Benefits

        The Pension Plan is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits payable are generally based on a participant's years of credited service and their highest average earnings in any five consecutive years during the last ten years of service prior to retirement, or their "5-year average earnings." The retirement benefit amount payable upon normal retirement is calculated as (1) 2% of a participant's 5-year average earnings for each year of credited service (up to a maximum of 30 years), plus (2) 1% of a participant's 5-year average earnings for each additional year of credited service in excess of 30 years (up to a maximum of ten years); this amount is then reduced by a social security offset. Due to the Pension Plan freeze, effective September 30, 2017, participants will no longer accrue future benefits based on years of service and compensation after the freeze date.

        Earnings used to determine benefits include the amount shown in the "Salary" column of the Summary Compensation Table, but exclude all other elements of compensation and, for 2017, may not exceed $270,000 per year pursuant to limitations under the Internal Revenue Code. Because of this limitation, the compensation used to determine benefits payable under the Pension Plan for each of the named executive officers was $270,000.

        Benefits under the Pension Plan vest 100% after five years, and are payable monthly for the retiree's lifetime beginning at age 65, or in a reduced amount as early as age 55 with at least 10 years of credited service. Messrs. Sanders, Sundeen and Butch are eligible for early retirement under the Pension Plan; the early retirement reduction is 1/180th for each of the first 60 months preceding age 65, and 1/360th for each additional month. Upon a participant's retirement, benefits under the Pension Plan may be paid (1) pursuant to a variety of annuity options, which provide benefits during the retiree's lifetime and generally provide continuing benefits to a surviving spouse or other beneficiary, or (2) in a lump sum, which provides for an immediate lump sum equal to the actuarial value of the retiree's future benefits in lieu of receiving those benefits over their lifetime.

        Messrs. Sanders, Bloss, Sundeen and Butch and Ms. Hills are credited with 19, 15.75, 32.78, 17.9 and 19 years of service, respectively. Under the Pension Plan, participants cannot be credited with years of service in excess of their actual years of service with the Company.

        The following table reflects the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such officer, under the Pension Plan. These benefits were determined using a lump sum discount rate of 4.39% at December 31, 2016 and 3.76% at December 31, 2017, a retirement age of 65 (or current age if greater), Internal Revenue Code Section 417(e) prescribed 2018 mortality rates and discount rate using the three segment yield curve of 2.20%/3.57%/4.24% for the lump sum conversion, and other assumptions set forth in footnote 9 to the Company's audited financial statements for the fiscal year ended December 31, 2017 included in the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2018. Benefits reflected below are estimates; the actual benefit payable is determined upon retirement or termination from the Company.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Philip J. Sanders	Pension Plan	19	1,038,834	-
Brent K. Bloss	Pension Plan	15.75	600,001	-
Wendy J. Hills	Pension Plan	19	656,580	-
John E. Sundeen, Jr.	Pension Plan	32.78	1,628,814	-
Thomas W. Butch	Pension Plan	17.90	1,096,593	-

Nonqualified Deferred Compensation Plans

        The Company does not provide any deferred compensation arrangements for its named executive officers.

Potential Payments Upon Termination or Change in Control

        The table below quantifies (1) amounts payable and the value of benefits available pursuant to the Severance Plan if a current named executive officer is involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan [column (a)] and (2) the value of restricted stock vesting upon a "change in control," death or "disability" for purposes of the Company's Stock Incentive Plan [column (b)], all of which assume that the applicable triggering event occurred on December 31, 2017 and where applicable, is based on a stock price of $22.34, the closing market price of the Company's Class A common stock on December 29, 2017, the last business day of the year. Benefits reflected below are estimates; the actual benefit payable is determined upon termination.

        No information is provided in the narrative or table for Mr. Butch, as his employment terminated on December 31, 2017. See the narrative immediately following the Summary Compensation Table for a description of the terms of the Severance Agreement and Release of All Claims, effective January 13, 2018, between the Company and Mr. Butch.

  Severance Plan

        The current named executive officers are eligible to receive certain severance benefits under the Company's Severance Pay Plan (the "Severance Plan") if they are involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan. Participants in the Severance Plan who receive severance are entitled to periodic payment of their base pay and health care severance pay for no fewer than 12 weeks and no more than 52 weeks (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code) with the number of weeks of severance determined by multiplying the participant's years of service by two weeks. The amount of the health care severance pay will be determined by the Company in its discretion. In addition, the Severance Plan provides participants with payment for any unused vacation, and the Company may provide, in its discretion, career transition services.

  Accelerated Vesting of Restricted Stock

        The equity incentive awards granted to the current named executive officers under the Stock Incentive Plan provide for accelerated vesting upon a "change in control" (as defined in the Stock Incentive Plan) unless otherwise determined by the Compensation Committee prior to such "change in control," whether or not the current named executive officer's employment terminates. Equity incentive awards also vest upon the death or "disability" (permanent disability as determined under the Company's long term disability plan) of a current named executive officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Payments and Benefits under Severance Plan ($)(1)(2)(3)	Change in Control Events, Death, or Disability Pursuant to Stock Incentive Plan ($)(4)
	(a)	(b)
Philip J. Sanders
Severance Plan Benefits	529,808
Medical and Dental Benefits	9,102
Accrued Vacation	40,278
Career Transition Services	108,750
Equity Compensation Vesting		6,609,110

Total	687,938
Brent K. Bloss
Severance Plan Benefits	245,192
Medical and Dental Benefits	7,186
Accrued Vacation	23,611
Career Transition Services	63,750
Equity Compensation Vesting		3,832,628

Total	339,740
Wendy J. Hills
Severance Plan Benefits	292,308
Medical and Dental Benefits	2,824
Accrued Vacation	22,222
Career Transition Services	60,000
Equity Compensation Vesting		3,368,626

Total	377,354
John E. Sundeen, Jr.
Severance Plan Benefits	400,000
Medical and Dental Benefits	12,468
Accrued Vacation	27,778
Career Transition Services	60,000
Equity Compensation Vesting		2,688,440

Total	500,246

(1)
Severance Plan benefits for Messrs. Sanders, Bloss and Sundeen and Ms. Hills are equal to 38, 30, 52 and 38 weeks of base pay, respectively, in accordance with the normal payroll practices of the Company.

(2)
Reflects career transition services equal to 15% of each current named executive officer's base salary. Pursuant to the Severance Plan, career transition services may be offered in the sole discretion of the Company. Consequently, these amounts may not be payable even if the current named executive officer is otherwise eligible for benefits under the Severance Plan.

(3)
Represents accrued vacation of 20 days for Messrs. Sanders and Bloss and Ms. Hills and 25 days for Mr. Sundeen, which is the maximum number of vacation days each officer could have accrued in 2017.

(4)
Includes for Messrs. Sanders, Bloss and Sundeen and Ms. Hills 295,842, 171,559, 120,342 and 150,789 shares, respectively, of unvested restricted stock held as of December 31, 2017.

Pay Ratio

        Following is a reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on compensation during 2017 for each of our employees (excluding the Chief Executive Officer), as reflected in our payroll records and reported to the IRS on Form W-2. Of the two potential median employees, we selected the employee with a vested benefit in the Pension Plan. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2017 was $76,370. As disclosed in the Summary Compensation Table, the annual total compensation of our Chief Executive Officer for 2017 was $4,828,333. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 63 to 1.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        This advisory vote gives stockholders the opportunity to approve our named executive officers' compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        As described in detail in our Compensation Discussion & Analysis above, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award), upon the achievement of financial and operating performance and individual contributions, that will attract, motivate and retain a high-performance executive team who will drive the creation of stockholder value. The Compensation Committee believes that the Company's executive compensation program reflects a strong "pay-for-performance" philosophy and is well aligned with stockholders' long-term interests. The compensation awarded to our named executive officers is substantially dependent on corporate financial and operating performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value. The Compensation Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high-performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

        Among the important elements of our executive compensation program and features incorporated into our program to achieve our core objectives are the following:

  •
  A significant portion of each current named executive officer's total direct compensation – approximately 81% on average for 2017 – was "at risk" compensation, delivered in the form of a short-term cash incentive award and a long-term equity incentive award.

  •
  A significant portion of each current named executive officer's total annual incentive compensation – approximately 79% on average for 2017 – was comprised of an equity incentive award, which drives long-term performance and aligns the interests of our current named executive officers with those of our stockholders.

  •
  Equity incentive awards were subject to a four-year vesting period to further emphasize long-term performance and commitment to the Company.

  •
  The Company's Executive Incentive Plan incorporated a financial performance measure that was quantifiable and measurable. For 2017, the Committee utilized one incentive pool, funded with 8% of the Company's adjusted operating income, from which cash and equity incentive compensation was awarded to the named executive officers.

  •
  Each current named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

  •
  The Committee maintains stock ownership guidelines which, along with the design of equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our stockholders. As of the date of this Proxy Statement, all of the current named executive officers exceed these ownership guidelines.

        The Compensation Committee believes that our executive compensation program has played a significant role in our ability to drive financial and operating results and align the interests of our executive officers with the interests of our stockholders. Although the financial market environment was strong during 2017, the operating environment for active asset managers remained challenging, as the low-growth, low interest rate environment with a high correlation among asset classes continued during most of 2017 resulting in investors continuing to favor passively managed index and exchange-traded funds over actively managed funds. These factors, along with the uncertainty caused by the Department of Labor's new fiduciary standard, resulted in continued fee pressure, broker-dealers reducing the number of products on their platforms and evolving customer preference.

        Given these challenges, our senior management team developed the following strategic initiatives to help reposition the Company in an industry undergoing significant change: (1) strengthening our investment management resources, processes and results; (2) reinvigorating our product line and sales; (3) continuing the evolution of our broker-dealer to a self-sustaining, competitive and profitable entity; and (4) focusing investment on support of our business model, while improving operating efficiency. Following is a summary of the progress we made on these strategic initiatives during 2017:

  •
  Moved more fully to team-based portfolio management for many of our funds to balance the management, process execution and succession planning for those funds.

  •
  Fortified the investment management research team with six additional analysts and implemented a central data collaboration warehouse to capture and leverage our intellectual capital.

  •
  Implemented a client relationship management tool to facilitate the aggregation of sales data and targeted sales initiatives.

  •
  Merged the Waddell & Reed Advisors Funds into the Ivy Funds family, resulting in operational efficiency and added fund-level scale. The initial round of fund mergers occurred in October 2017 with the final round of mergers closing in February 2018.

  •
  Realigned field resources under a new market structure model to facilitate local management accountability and enhance collaboration.

  •
  Continued to implement significant enhancements to our investment advisory programs and financial planning capabilities, referred to as "Project E", including the launch of MAP Navigator, an open architecture advisory program.

  •
  Further developed and implemented measures designed to comply with the Department of Labor's new fiduciary standard.

  •
  Established a project management organization to drive transparency and accountability and to ensure the right focus of our resources through enterprise-wide prioritization.

  •
  Created a more flexible capital return policy that is designed to allow us to invest in the business, support ongoing operations and maintain a strong balance sheet, while providing a competitive return to stockholders through quarterly dividends and share repurchases, including up to $250 million of share repurchases through 2019.

  •
  Announced a goal to add $30 to 40 million, on a run-rate basis, to pre-tax income from implementation of the strategic initiatives by 2019, of which approximately $20 million was achieved through the end of 2017.

        Key financial measures and operational highlights from 2017 include the following:

  •
  Earnings per share of $1.69 compared to $1.90 in 2016.

  •
  Net income attributable to the Company of $141.3 million compared to $156.7 million in 2016.

  •
  Operating revenues of $1.2 billion compared to $1.2 billion in 2016.

  •
  Operating income of $241.2 million compared to $251.9 million in 2016.

  •
  An operating margin of 20.8% compared to 20.3% in 2016.

  •
  Cash and investments at year end remained strong, increasing to $908.3 million from $883.9 million at 2016 year end. Our liquidity position allowed us to return $189.8 million to stockholders in 2017 (compared to $202.6 million in 2016) through $154.0 million in regular annual dividends and $35.8 million in stock repurchases.

  •
  Stock price appreciation of approximately 15% and total shareholder return of approximately 26% in 2017.

        You have the opportunity to vote "for" or "against" or "abstain" from voting on the following non-binding resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion."

        While your vote on this proposal is advisory and will not be binding on the Company, the Board or the Compensation Committee, we value the opinion of our stockholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

        The Company intends to hold this stockholder advisory vote to approve named executive officer compensation annually until the Company holds its next advisory vote on the frequency of stockholder advisory votes on named executive officer compensation as required pursuant to Section 14A of the Exchange Act.

        THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2018 fiscal year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee's selection of KPMG as the Company's independent registered public accounting firm for the 2018 fiscal year.

        KPMG has been our independent registered public accounting firm since 1981, and no relationship exists other than the usual relationship between independent registered public accounting firm and client. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of KPMG at the Annual Meeting, the Audit Committee will consider such event in its selection of the Company's independent registered public accounting firm for the 2018 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2018 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

Audit and Non-Audit Services

        The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee or its Chairman. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company's independent registered public accounting firm. The Audit Committee pre-approved all services provided by KPMG for the 2016 and 2017 fiscal years. These services included the audit of the Company's annual financial statements, audit of the Company's internal control over financial reporting, review of the Company's quarterly financial statements, tax consultation services, preparation of corporate tax returns, auditing of employee benefits plans and certain agreed upon procedures. For a discussion of the independence of our independent registered public accounting firm, please refer to the "Audit Committee Report" below.

        The following table shows the fees billed by KPMG for audit and other services provided to the Company for the 2017 and 2016 fiscal years, respectively:

	2017	2016
Audit Fees (1)	$846,745	$800,000
Audit-Related Fees (2)	159,000	148,344
Tax Fees (3)	370,292	155,443
All Other Fees	–	–

Total	$1,376,037	$1,103,787

(1)
Audit fees consist of fees for the audit of the Company's annual financial statements, the audit of its internal control over financial reporting, reviews of the financial statements included in quarterly reports on Form 10-Q and professional services rendered in connection with the audit of the Company's annual financial statements.

(2)
Audit-related fees primarily relate to financial statement audits of employee benefit plans, certain agreed upon procedures and the issuance of SSAE 16 reports.

(3)
Tax fees consist of fees for income tax consultation, including tax compliance, preparation and review of corporate tax returns, and other general tax consultation.

        The Audit Committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax consultation and other general tax consultation, were compatible with maintaining KPMG's independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company's independent registered public accounting firm. KPMG did not bill the Company for any other services during fiscal year 2016 or 2017.

 AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company's independent registered public accounting firm, KPMG LLP ("KPMG"), is responsible for expressing an opinion as to the conformity of the Company's consolidated financial statements with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

        In performing its oversight role, the Audit Committee has reviewed and discussed, with management and KPMG, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee has also discussed with KPMG matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

        Pursuant to the applicable requirements of the PCAOB, the Audit Committee has also received and reviewed the written disclosures and the letter from KPMG and discussed with KPMG their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Waddell & Reed Financial, Inc. Audit Committee

2017 Members

Michael F. Morrissey, Chairman
Sharilyn S. Gasaway
Dennis E. Logue
Jerry W. Walton

 OTHER MATTERS

Other Business Presented at the Annual Meeting

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 26, 2018

        The proxy materials for the Annual Meeting, including the 2017 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the "Investor Relations" section of the Company's website at ir.waddell.com. Other information on the Company's website does not constitute part of the Company's proxy materials.

Where You Can Find More Information

        The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company's Class A common stock is quoted on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        You may request a copy of the Company's filings (other than exhibits that are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Waddell & Reed Financial, Inc.
Attn: Investor Relations Department
6300 Lamar Avenue
Overland Park, Kansas 66202
(800) 532-2757

        If you would like to request documents from the Company, please do so by April 12, 2018 to receive them before the Annual Meeting.

        You should rely only on the information contained in this Proxy Statement to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than March 2, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

Wendy J. Hills Senior Vice President, Chief Legal Officer, General Counsel & Secretary

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. (CDT) on April 25, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/WDR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals – The Board of Directors recommends a vote FOR the listed director nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 – Thomas C. Godlasky 02 – Dennis E. Logue 03 – Michael F. Morrissey For Against Abstain ForAgainst Abstain 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year 2018. 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When shares are held by joint tenants, both should sign. When signing as attorney, executive administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F3 6 8 3 4 7 1 02RPDB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Dear Stockholder: If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need your proxy card and your control number. The control number is printed in the shaded bar on the front of your proxy card. The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet or telephone up until 11:59 p.m. (CDT) on the day before the annual meeting. If you do not vote via proxy card, telephone or the Internet, you may attend the 2018 Annual Meeting of Stockholders on April 26, 2018 at 10:00 a.m. (CDT) at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas, 66202 and vote in person. Direct Deposit of Dividends We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below. Transfer Agent Contact Information Computershare Trust Company, N.A. P.O. BOX 505000 Louisville, KY 40233-5000 Telephone Inside the USA: Telephone Outside the USA: TDD/TTY for Hearing Impaired: (877) 498-8861 (781) 575-2879 (800) 952-9245 Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 26, 2018 The proxy materials for the Company’s 2018 Annual Meeting of Stockholders, including the 2017 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the "Investor Relations" section of the Company’s website at ir.waddell.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Waddell & Reed Financial, Inc. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Henry J. Herrmann and Alan W. Kosloff, jointly and severally with full power of substitution, to represent and vote, as represented on the reverse side, all shares of Company Class A common stock that the undersigned holds of record or in an applicable plan and is entitled to vote at the 2018 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on the 26th day of April, 2018 at 10:00 a.m. (CDT), or any adjournments or postponements thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan will be voted in the same manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the annual meeting. Receipt herewith of the Company’s 2017 Annual Report, Notice of Meeting and Proxy Statement is hereby acknowledged. THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, WHICH ARE FOR PROPOSALS 1, 2 AND 3. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 4. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.